UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
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STEVEN F. LEER Chairman and Chief Executive Officer

March 22, 2010

Dear fellow stockholder:

You are cordially invited to attend our annual meeting of stockholders on Thursday, April 22, 2010. We will hold the meeting at 10:00 a.m., Central Time, in the lower level auditorium at our headquarters located at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141. You can find maps with directions to our headquarters near the back of the proxy statement that accompanies this letter.

In connection with the annual meeting, we have enclosed a notice of the meeting, a proxy statement and a proxy card. We have also enclosed a copy of our annual report for 2009 which contains detailed information about us and our operating and financial performance.

I hope that you will be able to attend the meeting, but I know that not every stockholder will be able to do so. Whether or not you plan to attend, I encourage you to vote your shares. You may vote by telephone or on the Internet, or complete, sign and return the enclosed proxy card in the postage-prepaid envelope, also enclosed. The prompt execution of your proxy will be greatly appreciated.

Sincerely,

Steven F. Leer
Chairman of the Board and Chief Executive Officer

 1 CityPlace Drive, Suite 300     St. Louis, Missouri 63141     t: (314) 994-2700

One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

March 22, 2010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of stockholders of Arch Coal, Inc. will be held in the lower level auditorium at our headquarters located at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141 on Thursday, April 22, 2010 at 10:00 a.m., Central Time. At the annual meeting, stockholders will consider the election of four nominees for director, the ratification of the appointment of our independent registered public accounting firm, the approval of an amendment and restatement of the Arch Coal, Inc. 1997 Stock Incentive Plan, the Section 162(m) approval of Arch Coal’s Incentive Compensation Plan for Executive Officers, and any other business properly introduced at the meeting.

By order of the Board of Directors

Robert G. Jones
Senior Vice President-Law, General Counsel and
Secretary

PROXY STATEMENT

PROXY AND VOTING INFORMATION

Why am I receiving these proxy materials?

Our board of directors is soliciting proxies for the 2010 annual meeting of stockholders. On or about March 22, 2010, we expect to begin mailing these proxy materials to all stockholders of record at the close of business on February 22, 2010. On the record date, there were 162,474,101 shares of our common stock outstanding.

Where and when is the annual meeting?

We will hold the annual meeting on Thursday, April 22, 2010, at 10:00 a.m., Central Time, in the lower level auditorium at our headquarters located at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141. You can find maps with directions to our headquarters under “Directions to the Annual Meeting” in this proxy statement.

What am I being asked to vote on at the meeting?

We are asking our stockholders to elect the four nominees for director named in this proxy statement, to ratify the appointment of our independent registered public accounting firm, to approve an amendment and restatement of the Arch Coal, Inc. 1997 Stock Incentive Plan and to approve Arch Coal’s Incentive Compensation Plan for Executive Officers for purposes of Section 162(m).

How many votes do I have?

You have one vote for each share of our common stock that you owned at the close of business on the record date. These shares include:

•	Shares registered directly in your name with our transfer agent, for which you are considered the “stockholder of record;”

•	Shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name;” and

•	Shares credited to your account in our employee thrift plan.

What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares. We have sent these proxy materials directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name. Your broker, bank or other nominee who is considered the stockholder of record with respect to those shares has forwarded these proxy materials to you. As the beneficial owner you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet.

How can I vote my shares?

You can vote by proxy or in person.

How do I vote by proxy?

If you are a stockholder of record, you may vote by telephone, Internet, or mail. Our telephone and Internet voting procedures are designed to authenticate stockholders by using individual control numbers that can be found on the proxy card.

•	Voting by telephone

You can vote by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on the day before the meeting. If you vote by telephone, you do not need to return your proxy card.

•	Voting by Internet

You can vote via the Internet. The web site for Internet voting is on your proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on the day before the meeting. If you vote via the Internet, you do not need to return your proxy card.

•	Voting by mail

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

If you submit your proxy using any of these three methods, Steven F. Leer or Robert G. Jones will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for director and for or against any other proposals properly introduced at the annual meeting. If you vote by telephone or Internet and choose to vote with the recommendation of our board of directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted “FOR” the election of all four nominees for director and “FOR” ratification of the appointment of our independent registered public accounting firm, the approval of an amendment and restatement of the Arch Coal, Inc. 1997 Stock Incentive Plan and the Section 162(m) approval of Arch Coal’s Incentive Compensation Plan for Executive Officers.

If any other matter is presented, your proxy will authorize Steven F. Leer or Robert G. Jones to vote in accordance with their best judgment. At the time this proxy statement was printed, we knew of no matters to be considered at the annual meeting other than those referenced in this proxy statement.

If you wish to give a proxy to someone other than Steven F. Leer or Robert G. Jones, you may strike out their names on the proxy card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

How can I revoke my proxy?

You may revoke a proxy in any one of the following three ways:

•	Submit a valid, later-dated proxy;

•	Notify Robert G. Jones, our secretary, in writing before the annual meeting that you have revoked your proxy; or

•	Vote in person at the annual meeting.

How do I vote in person?

If you are a stockholder of record, you may attend the annual meeting and cast your vote in person.

If I hold shares in street name, how can I vote my shares?

You can submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this by telephone, over the Internet, or by mail. Please refer to the voting instruction card included with these materials by your broker, bank or other nominee.

How do I vote my shares in the dividend reinvestment plan or the direct stock purchase plan?

If you participate in our dividend reinvestment plan or our direct stock purchase plan, your proxy will also serve as an instruction to vote the whole shares you hold under those plans in the manner indicated on the proxy. If your proxy is not received, the shares you hold in those plans will not be voted.

How do I vote my shares held in the employee thrift plan?

If you are both a registered stockholder and a participant in our employee thrift plan, you will receive a single proxy card that covers shares of our common stock credited to your plan account as well as shares of record registered in exactly the same name. Accordingly, your proxy card also serves as a voting instruction for the trustee of the plan. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate proxy cards for individual and plan holdings. If you own shares through this plan and you do not return your proxy by April 12, 2010, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the plan. The trustee will also vote unallocated shares of our common stock held in the plan in direct proportion to the voting of allocated shares in the plan for which voting instructions have been received unless doing so would be inconsistent with the trustee’s duties.

Is my vote confidential?

Yes. Voting tabulations are confidential except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us and when a stockholder’s written comments appear on a proxy or other voting material.

What “quorum” is required for the annual meeting?

In order to have a valid stockholder vote, a quorum must exist at the annual meeting. For us, a quorum exists when stockholders holding a majority of the outstanding shares of our common stock are present or represented at a meeting. For these purposes, shares that are present or represented by proxy at the annual meeting will be counted toward a quorum, regardless of whether the holder of the shares or proxy fails to vote on a particular matter or whether a broker with discretionary voting authority fails to exercise such authority with respect to any particular matter.

What vote is required?

Election of four directors (Proxy Item No. 1)	The nominees who receive the most votes for the available positions will be elected. If you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Abstentions are not counted in the election of directors and do not affect the outcome.
Ratification of the appointment of independent registered public accounting firm (Proxy Item No. 2)	The affirmative vote of a majority of the shares present and entitled to vote at the meeting is required for ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.
Approval of an Amendment and Restatement of the Arch Coal, Inc. 1997 Stock Incentive Plan (Proxy Item No. 3)	The affirmative vote of a majority of the shares present and entitled to vote at the meeting is required for the approval of an amendment and restatement of the Arch Coal, Inc. 1997 Stock Incentive Plan; provided that the total vote cast on the proposal represents over 50% in interest of all of our securities entitled to vote on the proposal.
Section 162(m) Approval of Arch Coal’s Incentive Compensation Plan for Executive Officers (Proxy Item No. 4)	The affirmative vote of a majority of the shares present and entitled to vote at the meeting is required for the Section 162(m) approval of Arch Coal’s Incentive Compensation Plan for Executive Officers; provided that the total vote cast on the proposal represents over 50% in interest of all of our securities entitled to vote on the proposal.

If a broker indicates on its proxy that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as the ratification of the appointment of our independent registered public accounting firm, even if the holder does not receive voting instructions from you. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters such as the election of directors, the approval of an amendment and restatement of the Arch Coal, Inc. 1997 Stock Incentive Plan and Section 162(m)

approval of Arch Coal’s Incentive Compensation Plan for Executive Officers if the holder does not receive voting instructions from you. Shares represented by proxies that are marked vote “withheld” with respect to the election of any nominee will not be considered in determining whether such nominee has received the affirmative vote of a plurality of the shares. Shares represented by proxies that are marked “abstain” with respect to any other mater to be voted upon at the annual meeting will have the effect of a negative vote.

Where can I find the voting results?

We intend to announce preliminary voting results at the annual meeting. We will publish the final results in a Current Report on Form 8-K, which we expect to file within four business days after the annual meeting is held. You can obtain a copy of the Form 8-K by logging on to our website at archcoal.com, by calling the Securities and Exchange Commission at 800-SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at sec.gov. Information on our website does not constitute part of this proxy statement.

CORPORATE GOVERNANCE PRACTICES

Overview

We are dedicated to being a market-driven global leader in the coal industry and to creating superior long-term stockholder value. It is our policy to conduct our business with integrity and an unrelenting passion for providing the best value to our customers. All of our corporate governance materials, including the corporate governance guidelines, our code of conduct and board committee charters, are published under “Corporate Governance” in the Investors section of our website at archcoal.com. Information on our website does not constitute part of this proxy statement. The board of directors regularly reviews these materials, Delaware law, the rules and listing standards of the New York Stock Exchange and SEC regulations, as well as best practices suggested by recognized governance authorities, and modifies the materials as warranted.

Director Independence

It is the board of directors’ objective to have an overwhelming majority of directors who are independent. We have adopted in our corporate governance guidelines the criteria established by the New York Stock Exchange for determining whether a director is independent. The board of directors has determined, in its judgment, that ten of the twelve members of the board of directors meet the New York Stock Exchange standards for independence. Other than Steven F. Leer and John W. Eaves, who are executive officers, each member of our board of directors satisfies the independence standards in the corporate governance guidelines. The independent members of the board of directors meet regularly without any members of management present. These sessions are normally held following or in conjunction with regular board meetings. Mr. James R. Boyd, chairman of the Nominating and Corporate Governance Committee and lead director, serves as the presiding director during executive sessions.

All members of our Audit, Nominating and Corporate Governance and Personnel and Compensation committees must be independent directors as defined by our corporate governance guidelines. Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission independence requirement, which provides that they may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation.

Code of Conduct

All of our employees, including our chief executive officer, our chief financial officer and each of the other executives named in this proxy statement, and directors must act ethically at all times and in accordance with the policies comprising our code of conduct, which is published under “Corporate Governance” in the Investors section of our website at archcoal.com. We intend to post amendments to or waivers from (to the extent applicable to one of our directors or executive officers) the code of conduct on our website.

Conflicts of Interest

Our code of conduct reflects our policy that all of our employees, including the executives named in this proxy statement, and directors must avoid any activity that creates, or may create, a conflict of interest, that might interfere with the proper performance of their duties or that might be hostile, adverse or competitive with our business. In addition, each of our directors and executive officers is encouraged to notify our board of directors when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate our code of conduct or corporate governance guidelines. Our board of directors will then determine, after consultation with counsel, whether a conflict of interest exists. Directors who have a material personal interest in a particular issue may not vote on any matters with respect to that issue.

Board of Directors Risk Oversight

The entire board of directors is responsible for oversight of the company’s risk management processes. Our Vice President of Enterprise Risk Management oversees risk management efforts, provides quarterly reports to our audit committee and provides reports to our board of directors at least once per year. In addition, our board of directors and its standing committees periodically request supplemental information or reports as they deem appropriate.

Board of Directors Leadership Structure

Our certificate of incorporation and bylaws provide for a board of directors that is divided into three classes as equal in size as possible. The classes have three-year terms, and the term of one class expires each year in rotation at that year’s annual meeting. The size of the board of directors can be changed by a two-thirds vote of its members and is currently set at 12 members. Vacancies on the board of directors may be filled by a majority of the remaining directors. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the board of directors, serves for the remainder of the full term of the class of directors in which the vacancy or newly created directorship occurred. As a matter of policy, the board of directors will submit the nomination of a director elected to fill a vacancy to the vote of our stockholders at the next annual meeting.

Mr. Leer has served as both the chairman of our board of directors and our chief executive officer since being appointed as chairman in April 2006. Mr. Boyd served as the chairman of our board of directors from 1998 until April 2006 and has served as our lead director since stepping down as the chairman of our board of directors. The responsibilities of the lead director include consulting with the chairman of the board of directors regarding agendas for board meetings and presiding over meetings of the board of directors during executive sessions of the independent directors.

Our board of directors has no fixed policy with respect to the separation of the offices of chairman of the board of directors and chief executive officer. Our board of directors retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interest of the company and our stockholders at any given time. We believe our current board leadership structure is appropriate because it recognizes that in most cases one person should speak for and lead the company and the board of directors in order to promote unified leadership and direction. In addition, the board of directors believes that Mr. Leer has served effectively as a liaison between the board of directors and management by serving the company in both capacities. Our governance structure provides effective oversight of the board of directors through a strong and independent lead director, as well as the following:

•	ten of the twelve members of our board of directors are independent;

•	the board of directors has established and follows robust corporate governance guidelines, which are publicly available on our website;

•	our Nominating and Corporate Governance Committee, Personnel and Compensation Committee and Audit Committee are all composed solely of independent directors; and

•	our independent directors meet regularly in scheduled executive sessions.

Director Biographies

Qualifications and Diversity

Our corporate governance guidelines provide that our Nominating and Corporate Governance Committee and board of directors will nominate candidates for our board of directors who possess the following principal qualities: strength of character, an inquiring and independent mind, practical wisdom, and mature judgment. In addition to these qualities, the selection criteria for nomination include recognized achievement, an ability to contribute to some aspect of our business, and the willingness to make the commitment of time and effort required of a director.

As described in more detail below, our board of directors believes that each of our directors meet such criteria and has attributes and experience that make him or her well qualified to serve on our board of directors. While we do not have a formal diversity policy, in order to find the most valuable talent available to meet these criteria, our board of directors generally considers candidates diverse in geographic origin, gender, ethnic background, and professional experience (private, public, and non-profit), pursuant to our corporate governance guidelines. Our goal is to include board members with the skills and characteristics that taken together will assure a strong board of directors.

Our directors have diverse backgrounds and provide experience and expertise in a number of critical areas. The Nominating and Corporate Governance Committee considers the particular experience, attributes, reputation and qualifications of directors standing for re-election and potential nominees for election, as well as the needs of our board of directors as a whole and its individual committees. In nominating candidates for election by our stockholders, both the Nominating and Corporate Governance Committee and the board of directors act pursuant to these guidelines. Both the Nominating and Corporate Governance Committee and the board of directors assess the effectiveness of corporate governance policies, including with respect to diversity, through completion of an annual evaluation process.

The Nominating and Corporate Governance Committee has identified nine areas of expertise that are particularly relevant to service on the board of directors and has identified the directors whose key areas of expertise qualify them for each of the listed categories. The categories identified by the Nominating and Corporate Governance Committee are:

CEO/Senior Management — Experience working as a chief executive officer or senior officer of a major public or private company or non-profit entity.

Energy — Extensive knowledge and experience in the energy industry, either as a senior executive of an energy company, as a senior executive of a customer of an energy company or through legal or regulatory experience on energy matters.

Environmental and Safety — A thorough understanding of safety and environmental issues and energy industry regulations.

Finance and Accounting — Senior executive level experience in financial accounting and reporting, auditing, corporate finance and/or internal controls.

Governance/Board — Prior or current experience as a board member of a major organization (private, public or non-profit).

Government Relations — Experience in or a strong understanding of the workings of government and public policy on a local, state and national level.

Human Resources and Compensation — Senior executive level experience or membership on a board compensation committee with an extensive understanding of compensation programs, particularly compensation programs for executive level employees and incentive based compensation programs.

Marketing — Senior executive level experience in marketing combined with a strong working knowledge of our markets, customers and strategy.

Strategic Planning — Senior executive level experience in strategic planning for a major public, private or non-profit entity.

Biographies

The following is a list of our directors, their ages as of February 22, 2010, their occupation during the last five years and certain other biographical information, including the areas of expertise where each director or nominee is most skilled:

Director	Areas of Expertise	Occupation and Other Information

James R. Boyd Age 63 Director since 1990 Term ends 2011	CEO/Senior Management, Energy, Environmental and Safety, Finance and Accounting, Governance/Board, Marketing, Human Resources and Compensation, Strategic Planning	Mr. Boyd served as chairman of the board of directors from 1998 to April 2006, when he was appointed our lead director. Mr. Boyd served as Senior Vice President and Group Operating Officer of Ashland Inc. from 1989 until his retirement in 2002. Mr. Boyd also serves on the board of directors of Halliburton Inc.

Director	Areas of Expertise	Occupation and Other Information

Frank M. Burke Age 70 Director since 2000 Term ends 2012	CEO/Senior Management, Energy, Finance and Accounting, Governance/Board, Human Resources and Compensation, Strategic Planning	Mr. Burke has served as Chairman, Chief Executive Officer and Managing General Partner of Burke, Mayborn Company, Ltd., a private investment and consulting company, since 1984. Mr. Burke also serves on the board of directors of Corrigan Investments, Inc. and is a member of the National Petroleum Council.
John W. Eaves Age 52 Director since 2006 Term ends 2011	CEO/Senior Management, Energy, Environmental and Safety, Governance/Board, Government Relations, Marketing, Human Resources and Compensation, Strategic Planning	Mr. Eaves has been our President and Chief Operating Officer since April 2006. From 2002 to April 2006, Mr. Eaves served as our Executive Vice President and Chief Operating Officer. Mr. Eaves also serves on the board of directors of ADA-ES, Inc. and COALOGIX.
Patricia F. Godley Age 61 Director since 2004 Term ends 2012	Energy, Environmental and Safety, Governance/Board, Government Relations, Human Resources and Compensation, Strategic Planning	Since 1998, Ms. Godley has been a partner with the law firm of Van Ness Feldman, practicing in the areas of economic and environmental regulation of electric utilities and natural gas companies. Ms. Godley is also a director of the United States Energy Association.
Douglas H. Hunt Age 57 Director since 1995 Term ends 2011	CEO/Senior Management, Energy, Environmental and Safety, Human Resources and Compensation, Strategic Planning	Since 1995, Mr. Hunt has served as Director of Acquisitions of Petro-Hunt, LLC, a private oil and gas exploration and production company.

Director	Areas of Expertise	Occupation and Other Information

Brian J. Jennings Age 49 Director since 2006 Term ends 2010	CEO/Senior Management, Energy, Finance and Accounting, Human Resources and Compensation, Strategic Planning	Since February 2009, Mr. Jennings has been President and Chief Executive Officer of Rise Energy Partners, L.P. From February 2007 to June 2008, Mr. Jennings served as Chief Financial Officer of Energy Transfer Partners GP, L.P., the general partner of Energy Transfer Partners, L.P., a publicly-traded partnership owning and operating intrastate and interstate natural gas pipelines. From March 2004 to December 2006, Mr. Jennings served as Senior Vice President-Corporate Finance and Development and Chief Financial Officer of Devon Energy Corporation.
Steven F. Leer Age 57 Director since 1992 Term ends 2010	CEO/Senior Management, Energy, Environmental and Safety, Finance and Accounting, Governance/Board, Government Relations, Marketing, Human Resources and Compensation, Strategic Planning	Mr. Leer has been our Chief Executive Officer since 1992. From 1992 to April 2006, Mr. Leer also served as our President. In April 2006, Mr. Leer became Chairman of the board of directors. Mr. Leer also serves on the boards of the Norfolk Southern Corporation, USG Corp., the Business Roundtable, the BRT, the University of the Pacific, Washington University and is past chairman of the Coal Industry Advisory Board. Mr. Leer is past chairman and continues to serve on the boards of the Center for Energy and Economic Development, the National Coal Council and the National Mining Association.
Thomas A. Lockhart Age 74 Director since 2003 Term ends 2012	CEO/Senior Management, Energy, Environmental and Safety, Government Relations, Strategic Planning	Mr. Lockhart has been a member of the Wyoming State House of Representatives since 2000. Mr. Lockhart also serves on the board of directors of Blue Cross Blue Shield of Wyoming.

Director	Areas of Expertise	Occupation and Other Information

A. Michael Perry Age 73 Director since 1998 Term ends 2011	CEO/Senior Management, Energy, Finance and Accounting, Governance/Board, Government Relations, Strategic Planning	Mr. Perry served as Chairman of Bank One, West Virginia, N.A. from 1993 and as its Chief Executive Officer from 1983 until his retirement in 2001. Mr. Perry also serves on the board of directors of Champion Industries, Inc. and Portec Rail Products, Inc.
Robert G. Potter Age 70 Director since 2001 Term ends 2010	CEO/Senior Management, Environmental and Safety, Finance and Accounting, Governance/Board, Marketing, Human Resources and Compensation, Strategic Planning	Mr. Potter was Chairman and Chief Executive Officer of Solutia, Inc. from 1997 until his retirement in 1999. Mr. Potter also serves on the board of directors of Stepan Company. He is also an investor in and a board member of several private companies.
Theodore D. Sands Age 64 Director since 1999 Term ends 2010	Energy, Finance and Accounting, Governance/Board, Human Resources and Compensation, Strategic Planning	Since 1999, Mr. Sands has served as President of HAAS Capital, LLC, a private consulting and investment company. Mr. Sands also serves on the board of directors of Terra Nitrogen Corporation.
Wesley M. Taylor Age 67 Director since 2005 Term ends 2012	CEO/Senior Management, Energy, Environmental and Safety, Governance/Board, Government Relations, Human Resources and Compensation, Marketing, Strategic Planning	Mr. Taylor was President of TXU Generation, a company engaged in electricity infrastructure ownership and management. Mr. Taylor served at TXU for 38 years prior to his retirement in 2004. Mr. Taylor also serves on the board of directors of FirstEnergy Corporation.

Board Meetings and Committees

The board of directors has the following five committees: Nominating and Corporate Governance, Finance, Personnel and Compensation, Audit and Energy and Environmental Policy. The table below contains information concerning the membership of each of the committees and the number of times the board of directors and each committee met during 2009. Each director attended at least 75% of the total number of meetings of the board of directors and of the committees on which he or she serves. In addition, all directors are expected to attend the annual meeting of stockholders, and all of them attended last year’s annual meeting.

		Nominating and				Energy and
		Corporate		Personnel and		Environmental
	Board of Directors	Governance	Finance	Compensation	Audit	Policy

Mr. Boyd	•	▲	•		•
Mr. Burke	•	•		•	▲
Mr. Eaves	•		•			•
Ms. Godley	•		•		•	▲
Mr. Hunt	•		•	•		•
Mr. Jennings	•		•		•	•
Mr. Leer	▲		•
Mr. Lockhart	•		•	•	•
Mr. Perry	•	•			•	•
Mr. Potter	•	•		▲	•
Mr. Sands	•		▲	•		•
Mr. Taylor	•		•	•		▲
Number of 2009 meetings	9	5	6	5	9	5

▲	Chair • Member

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the following items:

•	identifying individuals qualified to become directors and recommending candidates for membership on the board of directors and its committees, as described under the heading “Nomination Process for Election of Directors”;

•	developing and recommending the corporate governance guidelines to the board of directors;

•	reviewing and recommending compensation of non-employee directors; and

•	reviewing the effectiveness of board governance, including overseeing an annual assessment of the performance of the board of directors and each of its committees.

The board of directors has determined, in its judgment, that the Nominating and Corporate Governance Committee is composed entirely of independent directors as defined in the New York Stock Exchange listing standards and operates under a written charter adopted by the board of directors, a copy of which is published under “Corporate Governance” in the Investors section of our website at archcoal.com.

Finance Committee

The Finance Committee reviews and approves fiscal policies relating to our financial structure, including our debt, cash and risk management policies. The Finance Committee also reviews and recommends to the board of directors appropriate action with respect to significant financial matters, including dividends on our capital stock, major capital expenditures and acquisitions, and funding policies of our employee benefit plans.

Personnel and Compensation Committee

The Personnel and Compensation Committee is responsible for the following items:

•	reviewing and recommending to the board of directors our management compensation programs;

•	reviewing and recommending to the board of directors the participation of executives and other key management employees in the various compensation plans; and

•	monitoring our succession planning and management development practices.

The board of directors has determined, in its judgment, that the Personnel and Compensation Committee is composed entirely of independent directors as defined in the New York Stock Exchange listing standards and operates under a written charter adopted by the entire board of directors, a copy of which is published under “Corporate Governance” in the Investors section of our website at archcoal.com. The report of the Personnel and Compensation Committee can be found under “Personnel and Compensation Committee Report” in this proxy statement.

Audit Committee

The Audit Committee is responsible for the following items:

•	monitoring the integrity of our consolidated financial statements, internal accounting, financial controls, disclosure controls and financial reporting processes;

•	confirming the qualifications and independence of our independent registered public accounting firm;

•	evaluating the performance of our internal audit function and our independent registered public accounting firm; and

•	reviewing our compliance with legal and regulatory requirements.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The board of directors has determined, in its judgment, that the Audit Committee is composed entirely of independent directors as defined in the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934 and operates under a written charter adopted by the board of directors, a copy of which is published under “Corporate Governance” in the Investors section of our website at archcoal.com.

The board of directors has also determined, in its judgment, that Mr. Burke and Mr. Jennings are “audit committee financial experts” and that each member of the Audit Committee is “financially literate.” Our corporate governance guidelines do not currently restrict the number of audit committees of public companies on which members of our Audit Committee may serve. The board of directors has determined that none of the members of the Audit Committee currently serves on the audit committees of more than three public companies. The report of the Audit Committee can be found under “Audit Committee Report” in this proxy statement.

Energy and Environmental Policy Committee

The Energy and Environmental Policy Committee reviews, assesses and provides advice to the board of directors on current and emerging energy and environmental policy trends and developments that affect or could affect us. In addition, the Energy and Environmental Policy Committee makes recommendations concerning whether and to what extent we should become involved in current and emerging energy and environmental policy issues.

Compensation Committee Interlocks and Insider Participation

The identities of the directors who served on the Personnel and Compensation Committee during 2009 are set forth under the report of the Personnel and Compensation Committee under “Personnel and Compensation Committee Report” in this proxy statement. None of the directors who served on the Personnel and Compensation Committee during 2009 has been an officer or employee of ours. None of our executives has served on the board of directors or compensation committee of any other entity that has or has had one or more executives serving as a member of our board of directors or compensation committee.

Nomination Process for Election of Directors

The Nominating and Corporate Governance Committee has responsibility for assessing the need for new directors to address specific requirements or to fill a vacancy. The committee initiates a search for a new candidate seeking input from our chairman and from other directors. The committee may retain an executive search firm to identify potential candidates. All candidates must meet the requirements specified in our corporate governance guidelines. Candidates who meet those requirements and otherwise qualify for membership on our board of directors are identified, and the committee initiates contact with preferred candidates. The committee regularly reports to the board of directors on the progress of the committee’s efforts. The committee meets to consider and approve final candidates who are then presented to the board of directors for consideration and approval. Our chairman or the chairman of the Nominating and Corporate Governance Committee may extend an invitation to join the board of directors.

Stockholder recommendations should be submitted in writing to Robert G. Jones, our secretary, and should include information regarding nominees required under our bylaws. Individuals recommended by stockholders will receive the same consideration received by individuals identified to the Nominating and Corporate Governance Committee through other means.

Communicating with the Board of Directors

Our board of directors has established procedures intended to facilitate stockholder communication directly with the board of directors, the non-employee directors or the Audit Committee. Such communications may be confidential or anonymous, and may be reported by phone to our confidential hotline at 866-519-1881 or by writing to the individual directors or group in care of Arch Coal, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141, Attention: Senior Vice President-Law, General Counsel and Secretary. All such communications are promptly communicated to the chairman of the Audit Committee or our Director of Internal Audit, as appropriate.

ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

The terms of four directors (Messrs. Jennings, Leer, Potter and Sands) will expire at the annual meeting. Our board of directors has nominated each of those individuals for re-election for a three-year term that will expire in 2013. The board of directors is not aware that any nominee will be unwilling or unable to serve as a director. All nominees have consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the board of directors names one. As an alternative, the board of directors may reduce the number of directors to be elected at the meeting.

The board of directors recommends a vote “FOR” these nominees.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROXY ITEM NO. 2)

Ernst & Young LLP was our independent registered public accounting firm for 2009. The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2010. The Audit Committee and the board of directors are requesting that stockholders ratify this appointment as a means of soliciting stockholders’ opinions and as a matter of good corporate governance. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will consider any information submitted by stockholders in connection with the selection of the independent registered public accounting firm for the next fiscal year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes such a change would be in our best interests and the best interests of our stockholders.

Representatives of Ernst & Young LLP will attend the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

During 2009 and 2008, Ernst & Young LLP charged fees for services rendered to us as follows:

	Fee
Service	2009	2008

Audit(1)	$1,732,370	$1,409,809
Audit-related(2)	—	22,238
Tax(3)	$43,584	—
All Other	—	—

(1)	Audit services performed by Ernst & Young LLP in 2009 and 2008 included the annual financial statement audit (including required quarterly reviews) and other procedures performed by Ernst & Young LLP to form an opinion on our consolidated financial statements and to issue their consent to include their audit opinion in registration statements we filed with the SEC. Audit services in 2009 also included comfort letters delivered by Ernst & Young LLP in connection with our concurrent common stock and senior note offerings completed in July 2009.

(2)	Audit-related services performed by Ernst & Young LLP in 2008 included a review of certain performance conditions associated with our performance-contingent phantom stock award payouts and agreed-upon procedures related to certain excise tax refunds.

(3)	Tax services performed by Ernst & Young LLP in 2009 include tax planning related to our acquisition of the Jacobs Ranch mining complex and other tax planning issues.

The Audit Committee has adopted an audit and non-audit services pre-approval policy that requires the committee, or the chairman of the committee, to pre-approve services to be provided by our independent registered public accounting firm. The Audit Committee will consider whether the services to be provided by the independent registered public accounting firm are prohibited by the SEC’s rules on auditor independence and whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service. The Audit Committee is mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve such services. The Audit Committee has delegated to the chairman of the committee pre-approval authority between committee meetings, and the chairman must report any pre-approval decisions to the committee at the next regularly scheduled committee meeting. All non-audit services performed by Ernst & Young LLP in 2009 and 2008 were pre-approved in accordance with the procedures established by the Audit Committee.

The board of directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE
ARCH COAL, INC. 1997 STOCK INCENTIVE PLAN
(PROXY ITEM NO. 3)

The Company currently maintains the Arch Coal, Inc. 1997 Stock Incentive Plan, as amended and restated December 5, 2008 (the “Current Plan”). The board of directors believes that the Current Plan has been effective in attracting and retaining highly-qualified employees and that the awards granted under the Current Plan have provided an incentive that aligns the economic interests of plan participants with those of our stockholders. The Personnel and Compensation Committee (the “Committee”), with the assistance of Hewitt Associates, has reviewed the Current Plan to determine whether it remains a flexible and effective source of incentive compensation in terms of the number of shares of stock available for awards and in terms of its design, as well as whether it generally conforms with best practices in today’s business environment.

Based on its review, the Committee recommended that the Current Plan be amended and restated to:

•	add 4,500,000 shares of the Company’s stock to the reserve available for new awards;

•	explicitly prohibit repricing of any outstanding grants of stock options or stock appreciation rights without stockholder approval;

•	provide a set of designated financial or other performance metrics that may be used to make performance-based awards under the Restated Plan;

•	allow the Committee to grant awards to non-employee directors of the Company and any participating subsidiary; and

•	revise the definition of a “Change in Control” to eliminate triggers that might occur even where there is no sale or other transaction that actually results in a change in control of the Company.

Accordingly, the board of directors approved and recommends that the Company’s stockholders approve the Arch Coal, Inc. 1997 Stock Incentive Plan, as amended and restated effective January 1, 2010 (the “Restated Plan”). Upon approval of the Restated Plan by the Company’s stockholders, the Restated Plan will replace the Current Plan and no new awards will be made under the terms of the Current Plan. However, any outstanding awards previously granted under the Current Plan will continue in effect after approval of the Restated Plan and will not be deemed amended or modified by the adoption and approval of the Restated Plan. If the Restated Plan is not approved by the Company’s stockholders, the Current Plan will remain in effect according to its terms and the Company may continue to grant awards under that plan.

Stockholder approval of the Restated Plan also is desired to ensure the tax deductibility by the Company of certain performance-based awards granted under the Restated Plan for purposes of Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and to meet the listing requirements of the New York Stock Exchange.

The material features of the Restated Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Restated Plan, the full text of which is set forth as Appendix A to this proxy statement.

Administration

The Restated Plan is administered by the Committee. Subject to the express provisions of the Restated Plan, the Committee has the authority, in its discretion, to interpret the Restated Plan, establish rules and regulations for its operation, select employees of the Company and its subsidiaries to receive awards and determine the form and amount and other terms and conditions of such awards.

Summary of Award Terms and Conditions

Awards under the Restated Plan may include incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares of common stock, restricted stock units, performance share or unit awards and other stock-based awards.

Stock Options

The Committee may grant to a participant options to purchase Company common stock that qualify as incentive stock options for purposes of Section 422 of the Code (“incentive stock options”), options that do not qualify as incentive stock options (“nonqualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Committee.

The exercise price for stock options will be determined by the Committee in its discretion, but may not be less than 100% of the fair market value of one share of the Company’s common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. On February 22, 2010, the market price per share of the Company’s common stock was $22.44 based on the closing price of the common stock on the New York Stock Exchange on such date.

Stock options must be exercised within a period fixed by the Committee that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise period may not exceed five years. The Restated Plan provides for earlier termination of stock options upon the participant’s termination of service, unless extended by the Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

At the Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of the Company’s common stock held by the participant or in any other form of consideration acceptable to the Committee (including one or more forms of “cashless” or “net” exercise).

Stock Appreciation Rights

The Committee may grant to a participant an award of stock appreciation rights, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the stock appreciation right exercise price, multiplied by (ii) the number of shares of common stock with respect to which the stock appreciation right is exercised.

The exercise price for a stock appreciation right will be determined by the Committee in its discretion, but may not be less than 100% of the fair market value of one share of the Company’s common stock on the date when the stock appreciation right is granted. Stock appreciation rights must be exercised within a period fixed by the Committee that may not exceed ten years from the date of grant. Upon exercise of a stock appreciation right, payment may be made in cash, shares of Company stock or a combination of cash and stock.

Restricted Shares and Restricted Units

The Committee may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.

The Committee also may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted units”). The terms and conditions of restricted share and restricted unit awards are determined by the Committee.

For participants who are subject to Section 162(m) of the Code, the performance targets described in the preceding two paragraphs may be established by the Committee, in its discretion, based on one or more of the following measures (the “Performance Goals”):

Operating Income	Net Income
Debt Reduction	Earnings Per Share
Cash Flow	Cost Reduction
EBITDA	Environmental Compliance
Safety Performance	Operating Cost Per Ton
Production Rates	Total Shareholder Return
Financial Return Measures

The Performance Goals may be measured with respect to the Company or any one or more of its subsidiaries, divisions or affiliates, either in absolute terms or as compared to another company or companies, or an index established or designated by the Committee. The above terms will have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, either as applied pursuant to generally accepted accounting principles or as used in the industry, as applicable.

Performance Stock and Performance Unit Awards

The Committee may grant awards in the form of performance stock or performance units to participants under such terms and conditions as the Committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Committee.

Award periods will be established at the discretion of the Committee. The performance targets also will be determined by the Committee. With respect to participants subject to Section 162(m) of the Code, the applicable performance targets will be established, in the Committee’s discretion, based on one or more of the Performance Goals described under the section titled “Restricted Shares and Restricted Units.” To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Committee, at its discretion, may adjust the performance targets or the amount or value of the performance award.

Other Stock-Based Awards

The Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, stock appreciation rights, restricted shares, restricted units, or performance awards. The terms and conditions of each other stock-based award will be determined by the Committee. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Committee.

Effect of a Change in Control

In the event of a “change in control” of the Company (as defined in the Restated Plan), all awards of options and stock appreciation rights will become fully vested and exercisable and awards of restricted shares, restricted share units and other stock-based awards (other than performance units) will be deemed fully vested. With respect to performance unit awards, the Committee will determine whether and in what manner those awards will be paid upon a change in control. However, the Committee has the discretion to provide for different vesting, exercisability or other terms in connection with a change in control for specific awards, and those terms will be set forth in the applicable award agreement.

Eligibility and Limitation on Awards

The Committee may grant awards to any employee or director of the Company or any of its participating subsidiaries. While the selection of participants is within the discretion of the Committee, it is currently expected that participants will be primarily officers and salaried management level employees, as well as non-employee directors of the Company. It is presently contemplated that approximately 60 persons will be eligible to receive awards under the Restated Plan.

The maximum awards that can be granted under the Restated Plan to a single participant in any calendar year are (i) 350,000 shares in the form of options or stock appreciation rights, (ii) 100,000 shares in the form of restricted shares or restricted units, (iii) 200,000 shares in the form of performance stock or performance unit awards, and (iv) 100,000 shares or $3,000,000 in cash value in the form of other stock-based awards.

Awards Granted under the Restated Plan

The future amounts that will be received by participants under the Restated Plan are not determinable. The stock awards granted to the Company’s named executive officers under the Restated Plan and outstanding as of December 31, 2009 are set forth in the Outstanding Equity Awards at Fiscal Year-End Table found under “Executive and Director Compensation”. As of February 22, 2010, (i) the Company’s executive officers as a group (ten officers) held outstanding stock option grants for 3,263,980 shares, (ii) the Company’s non-employee directors as a group (ten directors) did not hold any outstanding stock option grants, and (iii) our employees other than our executive officers (175 employees) held outstanding stock option grants for 1,421,381 shares.

Shares Subject to the Restated Plan

The number of shares of the Company’s common stock reserved for issuance with respect to awards under the Current Plan is 18,000,000, of which approximately 2,905,938 shares remain available for new awards. The board of directors has authorized, subject to stockholder approval, an additional 4,500,000 shares of the Company’s common stock to be available for new awards under the Restated Plan, so that the aggregate number of shares reserved for issuance under the Restated Plan is 22,500,000, with approximately 7,405,938 shares being available for new awards.

Shares of common stock underlying awards granted under the Restated Plan or the Current Plan that expire or are forfeited or terminated for any reason (as a result, for example, of the lapse of an option or a forfeiture of restricted shares), as well as any shares underlying an award that is settled in cash rather than stock, will be available for future grants under the Restated Plan. In addition, shares of stock that are used as full or partial payment on the exercise of an award will be available for future grants. Shares to be issued under the Restated Plan will be authorized but unissued shares of common stock or shares of stock reacquired by the Company.

Anti-Dilution Protections

In the event of any reorganization, merger, or consolidation, subdivision or consolidation of shares of stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of stock outstanding, or any similar event, the Committee shall appropriately adjust (i) the number of shares of stock available under the Restated Plan, (ii) the number of shares of stock available under any individual or other limitations under the Restated Plan, (iii) the number of shares of stock subject to outstanding awards and (iv) the per-share exercise or other purchase price under any outstanding award.

Amendment and Termination

The board of directors may suspend, terminate, modify or amend the Restated Plan, provided that any amendment that would (i) increase the aggregate number of shares of stock which may be issued under the Restated Plan, (ii) change the method of determining the exercise price of option awards, or (iii) materially modify the eligibility requirements for the Restated Plan, will be subject to the approval of our stockholders, except for modifications or adjustments relating to the anti-dilution protection described above. No suspension, termination, modification or amendment of the Restated Plan may terminate a participant’s existing award or materially and adversely affect a participant’s rights under such award without the participant’s consent. However, these provisions do not limit the board of directors’ authority to amend or revise the Restated Plan to comply with applicable laws or governmental regulations.

No Repricing

The Restated Plan specifically prohibits the repricing of stock options or stock appreciation rights without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a stock option or stock appreciation right to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a stock option or stock appreciation right at a time when its exercise price is greater than the fair market value of the underlying stock in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the participant.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and exercise of awards under the Restated Plan are as described below. The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options.  A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes on either the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option by the participant (the required statutory “holding period”), (i) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the exercise price; and (ii) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the lesser of (1) the excess of the fair market value of the shares at the time of exercise over the exercise price, and (2) the gain on the sale. Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the exercise price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the exercise price is, however, includable in the participant’s income for alternative minimum tax purposes.

Nonqualified Stock Options.  A participant who is granted a nonqualified stock option under the Restated Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares, subject to certain limits on the deductibility of compensation under the Code. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights.  A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the award. Upon the exercise of a stock appreciation right, (i) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of our stock from the date of grant of the award to the date of exercise), and (ii) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Stock.  A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company will be entitled to a corresponding deduction, subject to certain limits on the deductibility of compensation under the Code. Any disposition of shares after the restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the participant as dividends and will not be deductible by the Company.

Restricted Share Units.  A participant will normally not recognize taxable income upon an award of restricted share units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the underlying shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the Company will be entitled to a deduction in the same amount, subject to certain limits on deductibility of compensation under the Code. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period.

Performance Awards and Other Stock-Based Awards.  Normally, a participant will not recognize taxable income upon the grant of performance awards or other stock-based awards under the Restated Plan. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount, subject to certain limits on deductibility of compensation under the Code.

Effective Date

The Restated Plan will be effective as of January 1, 2010, if approved by the stockholders of the Company. If not approved by the stockholders, no awards will be made under the Restated Plan and the Current Plan will continue in effect, subject to its existing terms and conditions.

Securities Authorized for Issuance Under Equity Compensation Plans

The Current Plan, which was approved by our stockholders, is the sole plan under which the Company currently is authorized to issue shares of its common stock to employees. The following table shows the number of shares of common stock to be issued upon vesting of restricted stock units or exercise of options outstanding under the Current Plan at December 31, 2009, the weighted average exercise price of such options, and the number of shares of common stock remaining available for future issuance under the Current Plan at December 31, 2009, excluding shares to be issued upon exercise of outstanding options. No warrants or rights had been issued under the Current Plan as of December 31, 2009.

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to be	Weighted-Average	Equity Compensation
	Issued Upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities to be Issued
Plan Category	Warrants and Rights	Warrants and Rights	Upon Exercise)

Equity compensation plans approved by security holders	3,988,835	$25.17	2,905,938
Equity compensation plans not approved by security holders	—	—	—

Total	3,988,835	$25.17	2,905,938

Vote Required

Approval of the Restated Plan will require the affirmative vote of a majority of the shares present and entitled to vote at the meeting, provided that the total vote cast on the proposal represents over 50% in interest of all of our securities entitled to vote on the proposal and assuming the presence of a quorum. If the stockholders do not approve the Restated Plan, it will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its stockholders.

Board Recommendation

The Board of Directors recommends a vote “FOR” the proposal to approve the Restated Plan.

SECTION 162(m) APPROVAL OF ARCH COAL’S INCENTIVE COMPENSATION PLAN
FOR EXECUTIVE OFFICERS
(PROXY ITEM NO. 4)

Upon the recommendation of the Personnel and Compensation Committee, the board of directors has re-approved, subject to stockholder re-approval, the material terms of the performance goals, including the “Performance Measures” (described below), under the Company’s Incentive Compensation Plan for Executive Officers (the “Executive Incentive Plan”). We are asking our stockholders to re-approve the material performance terms, including the Performance Measures, applicable to performance-based awards under the Executive Incentive Plan to preserve our ability to take a federal tax deduction for certain compensation awards. This summary of the material performance terms of the Executive Incentive Plan is qualified in its entirety by reference to the specific provisions of the Executive Incentive Plan, the full text of which is set forth as Appendix B to this proxy statement.

Section 162(m) of the Internal Revenue Code imposes an annual limit of $1.0 million on the tax deduction that is available to public companies for compensation paid to each of the chief executive officer and the other three most highly compensated executive officers, other than the chief financial officer, unless the compensation is performance-based. In order to qualify for this exception, however, the performance-based compensation must be paid based on the achievement of one or more performance objectives that have been disclosed to and approved by the Company’s stockholders within the past five years. The material performance terms, including the Performance Measures, used for performance-based awards under the Executive Incentive Plan were most recently approved by our stockholders at the Annual Meeting in 2005. Therefore, these material performance terms must be re-approved this year in order to maintain our ability to grant awards that are eligible for deduction as compensation expense in the Company’s U.S. federal tax returns.

Our board of directors has determined that it would be in the best interests of the Company and its stockholders to re-approve, and the board of directors hereby recommends re-approval of, the material performance terms under the Executive Incentive Plan in order to preserve the tax deductibility of certain performance-based compensation payable by the Company under the Executive Incentive Plan. We are not asking stockholders to re-approve the Executive Incentive Plan itself. If this proposal is not adopted, we will continue to be able to grant performance awards under the Executive Incentive Plan, but certain awards to executive officers may no longer be fully tax deductible by the Company.

The Performance Measures

For each calendar year, the Personnel and Compensation Committee of the board of directors (the “Committee”) will establish the applicable performance objectives in writing within ninety (90) days after the beginning of the calendar year. The performance objectives selected will be relative or absolute measures of any one or more of the following (the “Performance Measures”):

Operating Income	Net Income
Debt Reduction	Earnings Per Share
Cash Flow	Cost Reduction
EBITDA	Environmental Compliance
Safety Performance	Operating Cost Per Ton
Production Rates	Total Shareholder Return
Financial Return Measures

The above terms have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles or as used in the industry, as applicable. As determined by the Committee, the Performance Measures may be applied (i) to the Company’s stand-alone performance or performance relative to one or more other companies or indices, or (ii) to a business unit, geographic region, one or more separately incorporated entities, or the Company as a whole.

General Provisions

Purpose.  The purpose of the Executive Incentive Plan is to provide an opportunity for our executive officers to earn annual cash incentive compensation through the achievement of pre-established performance goals in a manner that will permit the full deduction by the Company of such compensation under the Internal Revenue Code.

Selection of Participants.  For each calendar year, the Committee will determine in writing the participants who will be eligible to receive an incentive award under the Executive Incentive Plan for such period. Only senior executive officers of the Company are eligible to participate in the Executive Incentive Plan (ten individuals as of the date of this Proxy Statement). The Committee will make its determination of participants within ninety (90) days after the beginning of the calendar year, or at such other time as required by Section 162(m) of the Internal Revenue Code.

Extraordinary or Unusual Events.  The Committee may, in its discretion, disregard the impact of any extraordinary or unusual event in determining whether a performance objective has been attained or may make appropriate adjustments in any performance objective to reflect such extraordinary or unusual event, except to the extent such discretion would not comply with Section 162(m) of the Code.

Maximum Incentive Award Payable.  The maximum incentive award payable under the Executive Incentive Plan to any participant for any calendar year is $3,000,000.

Discretion to Reduce Rewards.  The Committee, in its sole and absolute discretion, may reduce the amount of any award otherwise payable to a participant.

Amendment and Termination of the Executive Incentive Plan.  The Committee may amend or terminate the Executive Incentive Plan at any time, except that no amendment or termination will be made which would adversely affect any payment of an incentive award previously earned by a participant, unless the participant consents to such amendment or termination.

Vote Required

The affirmative vote of a majority of the shares present and entitled to vote at the meeting is required for the Section 162(m) approval of the Executive Incentive Plan, provided that the total vote cast on the proposal represents over 50% in interest of all of our securities entitled to vote on the proposal and assuming the presence of a quorum at the Annual Meeting.

Board Recommendation

The Board of Directors recommends a vote “FOR” the proposal to re-approve the material performance terms under the Executive Incentive Plan.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

We believe that our success in creating long-term value for our stockholders depends on our ability to attract, motivate and retain highly talented executives. We encourage sustained long-term profitability and increased stockholder value by linking executive compensation to our achievement of financial and operating performance. We use equity-based awards and other mechanisms to align the long-term interests of our executives with those of our stockholders. We have designed elements of our executive compensation program to increase the likelihood that we will retain key employees.

We have determined the type and amount of compensation for each executive after considering a variety of factors, including the executive’s position and level of responsibility within our organization, comparative market data and other external market-based factors. Our Personnel and Compensation Committee (the “Committee”) uses this information when establishing compensation in order to achieve a comprehensive package that emphasizes pay-for-performance and is competitive in the marketplace.

Our Compensation Philosophy

The Committee believes that an effective executive compensation program should encompass the following fundamental objectives:

•	Compensation should be competitive.

•	Compensation should vary with our performance.

•	Compensation should align the long-term interests of our executives with those of our stockholders.

•	Compensation should provide a retention incentive.

We have designed our executive compensation program around these beliefs.

Our Compensation Process

The Committee uses current compensation levels, performance, long-term career goals, future leadership potential and succession planning, among other factors, in determining appropriate compensation levels for our executives. The Committee does not use a formula to weight these factors. However, the Committee believes these factors provide context within which to assess the significance of comparative market data and to differentiate the level of compensation among our executives.

Annually, the Committee reviews the design of our executive compensation program. In doing so, the Committee assesses whether compensation programs used in prior years have successfully achieved our compensation objectives. The Committee also considers the extent to which our compensation program is designed to achieve our long-term financial and operating goals. The Committee has retained the consultants listed below under “Role of Compensation Consultants” to help analyze certain comparative market data. Certain members of management participate in this process by assembling and summarizing data used by the Committee.

After the end of the performance period to which a particular incentive award relates, the Committee reviews our performance relative to the applicable performance targets and recommends payouts based on that performance. The Committee retains discretion to recommend payouts that are above or below actual performance levels for the applicable performance period. For purposes of determining the amount of a payout to recommend, the Committee may also consider infrequent or non-recurring items that are not reflective of ongoing operations or the effects of major corporate transactions or other items that the Committee determines, in its judgment, significantly distort the comparability of our actual performance against the performance targets.

Role of Management

Our chief executive officer and vice president of human resources provide the Committee with compensation recommendations for our executives, other than the chief executive officer, including base salary, annual cash incentive opportunity and long-term incentive opportunities. Management provides a current market value for each proposed element and for the total targeted value, as well as the median market value for the executive’s peers. Management obtains the comparative market information primarily from materials provided by our compensation consultant. Neither our chief executive officer nor the vice president of human resources recommends his or her own base salary or targeted payouts under our annual or long-term incentive awards.

Annually, the Committee reviews the performance of our chief executive officer and makes recommendations to the board of directors regarding his compensation. In doing so, the Committee uses information provided by our compensation consultant and certain historical financial and operating performance data provided by management. Historically, the Committee has not considered accrued pension benefits, deferred compensation, thrift plan amounts or existing stock ownership in makings its recommendations. The Committee believes that the compensation opportunities granted to our chief executive officer, while higher in the aggregate than compensation granted to our other executives, is appropriate taking into consideration our chief executive officer’s overall leadership responsibilities.

Role of Compensation Consultants

During 2009, the Committee consulted with Watson Wyatt Company, and the Committee retained Hewitt Associates in September 2009. The compensation consultants provided the Committee with information concerning compensation practices, mix of compensation elements and comparative market data, which the Committee used to assess and determine appropriate levels of executive compensation relative to the marketplace. In doing so, the compensation consultants have provided the Committee with comparative data for a peer group and for the S&P Midcap 400 Index by executive position, along with other relevant industry data.

The peer companies included in the information provided by our compensation consultants included those public companies with which we most directly compete on the basis of customers, investors and executive talent. For 2009, those companies included the following:

Alpha Natural Resources, Inc.	Cleveland-Cliffs, Inc.
CONSOL Energy, Inc.	Foundation Coal Holdings, Inc.
International Coal Group, Inc.	Martin Marietta Materials
Massey Energy Company	Minerals Technologies, Inc.
Patriot Coal Corporation	Vulcan Materials Co.
Peabody Energy Corporation

The Committee regularly assesses the appropriateness of the peer group used to benchmark our compensation programs.

In 2010, Hewitt Associates spun off its executive compensation practice into an independent entity named Meridian Compensation Partners, LLC, and the Committee has retained Meridian as its independent executive compensation consultant.

Elements of Our Compensation Program

We use the following compensation elements to achieve the compensation objectives established by the Committee:

•	base salary;

•	short- and long-term incentive opportunities; and

•	certain limited perquisites and other benefits.

The Committee believes that a higher percentage of total compensation for those executives with a greater ability to influence the achievement of our financial and operating objectives should be variable and, therefore, subject to greater risk. In general, as the position and amount of responsibility for an executive increase, a greater percentage of that executive’s total compensation will be variable. As a result, executives with the highest level and amount of responsibility generally have the lowest percentage of their total compensation fixed as base salary and the highest percentage of their total compensation dependent upon short- or long-term incentive awards.

The following table shows the allocation of total targeted compensation for each of the executives named in this proxy statement for each of the last three years:

	% of Target 2007 Compensation(1)			% of Target 2008 Compensation(1)			% of Target 2009 Compensation(1)
	Fixed	Performance-Based(2)		Fixed	Performance-Based(2)		Fixed	Performance-Based(2)
	Base		Long-	Base		Long-	Base		Long-
	Salary	Annual	Term	Salary	Annual	Term	Salary	Annual	Term

Steven F. Leer	18%	18%	64%	18%	18%	64%	18%	18%	64%
John T. Drexler	50%	25%	25%	25%	13%	62%	23%	14%	63%
John W. Eaves	19%	15%	66%	19%	15%	66%	19%	15%	66%
Paul A. Lang	25%	13%	62%	23%	14%	63%	23%	14%	63%
David N. Warnecke	25%	13%	62%	23%	14%	63%	23%	14%	63%

(1)	For purposes of determining total compensation, we have included base salary, targeted annual cash incentives and the value of targeted long-term incentive awards. We have not considered the increased value of other compensation elements such as pension plans, nor have we assigned cash values to perquisites.

(2)	In determining the percentages shown above, the annual cash incentives and the long-term incentive awards are assumed to be paid at target levels.

Base Salary — We provide each executive with an annual base salary. Base salaries for our executives depend on the executives’ experience and scope of responsibilities as well as the median market data for comparable job positions. We increase base salary primarily in response to notable achievements or for changes in scope of responsibilities. In addition, we may increase base salary to remain competitive in the marketplace.

At the beginning of 2009, upon the recommendation of the Committee, the board of directors approved increases in the annual base salaries for our executives. In making its recommendations, the Committee considered market data provided to the Committee by management and by our compensation consultant.

Annual Cash Incentive Program — We provide approximately 275 key employees, including the executives named in this proxy statement, the opportunity to earn additional cash compensation through annual cash incentive awards, either under the Company’s Incentive Compensation Plan for Executive Officers or the Company’s Incentive Compensation Plan for Management Employees. The Committee intends for our annual cash incentive program to focus our organization on meeting certain financial and operating objectives by rewarding those key employees with the greatest ability to influence our results.

Early each year the Committee considers whether annual cash incentives should be awarded. If so, the Committee recommends to the board of directors the group of employees eligible to receive an award for that year. Annual cash incentive awards contain various incentive levels based on the participant’s accountability and impact on our performance, with target opportunities established as a percentage of base salary.

The following table shows the target opportunities available to the executives named in this proxy statement as a percentage of their base salaries and the actual payouts as a percentage of their base salaries each of the last three years:

	2007		2008			2009
		Actual Payout		Actual Payout			Actual Payout
	Target as % of	as % of Base	Target as % of	as % of Base		Target as % of	as % of Base
Name	Base Salary	Salary	Base Salary	Salary		Base Salary	Salary

Steven F. Leer	100%	88%	100%	181%		100%	74%
John T. Drexler	50%	35%	50%	83	%(1)	60%	44%
John W. Eaves	80%	70%	80%	145%		80%	59%
Paul A. Lang	50%	42%	60%	100%		60%	67%
David N. Warnecke	50%	56%	60%	111%		60%	44%

(1)	In accordance with the terms of the plan, the payout for Mr. Drexler was prorated to account for Mr. Drexler’s promotion to Senior Vice President and Chief Financial Officer in April 2008.

Payouts under our annual cash incentive program depend upon our earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, safety and environmental performance and, for some employees, our production costs per ton. Some or all of these performance measures may be used for our other key employees, and the performance measures may differ for various groups or classifications of employees. By identifying meaningful performance measures and by assigning certain measures greater weight, we are able to more closely align compensation to the achievement of those business objectives over which particular employees have the greatest impact.

We generally establish the financial performance levels based on budgeted earnings for the upcoming year, and the target levels are generally consistent with the range of earnings that we provide to investors. We generally establish safety and environmental performance targets based on our prior performance history with the objective of promoting improvements in those areas. In order to inspire performance above the targets we set and to acknowledge certain levels of performance below those targets, annual cash incentive awards contain threshold, target and maximum levels for each performance measure. Payouts under the awards depend upon the achievement of our objectives.

The following table shows the relative weighting of the performance measures and the threshold, target and maximum levels of performance established for annual incentive awards to the executives named in this proxy statement for the 2009 fiscal year:

	Performance Goals
	Relative
Performance Measure	Weighting(1)	Threshold	Target	Maximum

Adjusted EBITDA	50%	$441,700,000	$568,000,000	$694,000,000
Earnings per share	20%	$0.83	$1.24	$1.66
Safety	15%	1.87	1.78	1.67
Environmental	15%	16 NOVs	15 NOVs	13 NOVs
Production costs per ton	—	$14.07	$13.79	$13.24

(1)	The relative weighting reflected in the table above applies to the executives named in this proxy statement other than Paul A. Lang. With respect to Mr. Lang, the relative weighting is as follows: adjusted EBITDA — 40%, earnings per share — 10%, safety — 15%, environmental — 15% and production costs per ton — 20%.

The performance goals are defined and evaluated based on the following:

•	“Adjusted EBITDA” is determined based on our earnings before interest, taxes, depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles;

•	“Earnings per share” is determined based on our earnings per share of our common stock outstanding, determined on a consolidated basis in accordance with generally accepted accounting principles;

•	“Safety” is determined based on our historical performance;

•	“Environmental” is determined based on our historical performance; and

•	“Production costs per ton” is determined based on budgeted per ton operating cost excluding taxes, royalties, depletion and change in inventory, etc.

If the target level of performance is achieved with respect to a particular performance measure, the applicable payout percentage for that performance measure will equal 100%. Achievement at the threshold performance level results in an applicable payout percentage of 25%, while performance below threshold level results in a payout percentage of 0% for that performance measure. By contrast, achievement at or above the maximum performance level results in an applicable payout percentage of 200%. We may prorate payouts under the annual cash incentive awards for performance levels that fall between the threshold, target and maximum performance levels.

In addition, the financial performance measures of adjusted EBITDA, earnings per share and production cost per ton require achievement of at least the threshold level for the adjusted EBITDA goal. Accordingly, for 2009, if adjusted EBITDA of at least $441.7 million was not achieved, the applicable payout percentage for each of adjusted EBITDA, earnings per share and production costs per ton would have been 0%.

In early 2010, the Committee evaluated the level of achievement of the various performance measures and made the following determinations:

	Performance Goals
		Applicable Payout		Weighted Payout
Performance Measure	Actual Performance	Percentage	Relative Weighting(1)	Percentage

Adjusted EBITDA(2)	$445 million	27%	50%	13.5%
Earnings per share	$0.28	—	20%	—
Safety	1.38	200%	15%	30%
Environmental	11 NOVs	200%	15%	30%
Production costs per ton	$12.97	200%	—	40%

(1)	The relative weighting reflected in the table above applies to the executives named in this proxy statement other than Paul A. Lang. With respect to Mr. Lang, the relative weighting is as follows: adjusted EBITDA — 40%, earnings per share — 10%, safety — 15%, environmental — 15% and production costs per ton — 20%.

(2)	Adjusted EBITDA is determined based on our earnings before interest, taxes, depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles.

Based on the actual performance as set forth above, the Committee determined the amount of each executive officer’s annual cash incentive award and recommend that the board of directors approve the following payouts under the 2009 annual cash incentive awards:

		Actual Payout
	Target as % of	as % of Base	Dollar Amount
Name	Base Salary	Salary	of Payout

Steven F. Leer	100%	74%	$624,800
John T. Drexler	60%	44%	$158,800
John W. Eaves	80%	59%	$314,600
Paul A. Lang	60%	67%	$252,700
David N. Warnecke	60%	44%	$163,200

In addition, the board of directors, upon the recommendation of the Committee, established an annual cash incentive program for 2010 identifying those individuals eligible to participate, the target opportunity for each participant and the performance measures that will be used. The overall design of the 2010 annual cash incentive program is generally consistent with the program approved by the board of directors for 2009.

Long-Term Incentive Program — Our long-term incentive program is designed to achieve the compensation objectives established by the Committee. The Committee intends for our long-term incentive program to promote decision-making that creates long-term value for our stockholders. The Committee believes that an effective long-term incentive program should also create strong retention incentives for those key employees who are most likely to influence our long-term performance. In addition, we attempt to align the long-term interests of our executives with those of our stockholders by tying a portion of total compensation to appreciation in the value of our common stock.

The Committee has retained flexibility in the types of awards that it may use to implement our long-term incentive program. We have used performance units and performance-contingent phantom stock in order to promote the achievement of our long-term financial and operating performance objectives. In addition, we have used restricted stock, restricted stock units, stock options and other awards tied to the value of our common stock in order to align the long-term interests of our executives and our stockholders and for retention purposes. In determining the aggregate value of long-term awards and the mix of those awards for our executives, the Committee considers the executives’ scope of responsibility, peer group market data, market competition for the particular position, relative internal equity and leadership continuity.

The following table shows the types of awards that we have generally included as a component of our long-term incentive program for each of the last three years and for 2010, and the percentage of targeted long-term compensation associated with each award:

Compensation Objective	2007	2008	2009	2010

Performance units	—	—	50%	50%
Restricted stock units	—	—	—	—
Stock options	100%	100%	50%	50%
Performance-contingent phantom stock	—	—	—	—

The following is a description of each of these types of awards:

Performance Units — Beginning in 2009, we used performance units as a component of our long-term incentive program in order to motivate our executives to focus on our financial and operating performance over a multi-year period. Performance units generally provide an opportunity for key employees to earn additional compensation upon the successful achievement of our objectives over a three-year period. The Committee has also retained discretion to further align the long-term interests of our stockholders and executives by providing that payouts under performance units may be in the form of cash, stock or a combination of the two.

Payouts under the performance units granted will depend upon our achievement of certain financial and operating performance objectives over a three-year period. The board of directors, upon the recommendation of the Committee, determined that our safety and environmental performance remains a critical measure of our long-term success. In redesigning our long-term incentive program for 2009, we evaluated potential performance measures within and outside our industry. Relative total shareholder return has become a preferred long-term performance measure by stockholders because it rewards management for outperforming industry competitors and is directly aligned with stockholder value. As such, to more closely align the interests of our executives and our stockholders, the Committee recommended that the board of directors replace EBITDA as the financial measure historically used by our board of directors with a measure of our total stockholder return relative to a peer group consisting of coal industry competitors. For these purposes, we will determine total stockholder return as the compound total stockholder return assuming reinvestment of dividends over the relevant performance period, and our performance will be assessed on a relative basis versus the external benchmark.

Restricted Stock Units and Restricted Stock — Prior to 2007, we used restricted stock units as a component of our long-term incentive program designed to align the long-term interests of our stockholders and our executives and for retention purposes. In addition, from time to time we grant restricted stock and restricted stock units to certain key employees as an additional retention incentive. Restricted stock units and restricted stock can provide a significant retention incentive since they have real, current value that an executive may forfeit if his or her employment terminates before the awards vest. In addition, restricted stock units and restricted stock satisfy our compensation objectives by promoting long-term decision-making that results in appreciation in the value of our common stock. We have historically used restricted stock units rather than restricted stock because recipients could elect to defer receipt of the common stock and the corresponding tax obligation upon vesting.

When awarded in the past, we have generally conditioned receipt of the common stock underlying these awards on the executive’s continued employment. Restricted stock units and restricted stock usually vests ratably over a period of time, generally three or four years. Certain restricted stock awards that we have granted in the past cliff vest at the end of a specified period in order to provide an additional retention incentive. In determining the conditions associated with these types of awards, the Committee considers the market competition for the executive’s position, the ability of the executive to influence our long-term financial and operating performance and succession planning. The Committee has retained discretion whether or not to consider the number of shares of our common stock held by an executive in recommending subsequent awards of restricted stock units or restricted stock.

Stock Options — In 2009, the board of directors, upon the recommendation of the Committee, determined to use stock options as 50% of the value of the long-term incentive program. In making its recommendation, the Committee determined that long-term stock price appreciation was reflective of our achievement of the long-term performance objectives established by our board of directors. We used stock options as the sole component of our long-term incentive program for 2007 and 2008.

Stock options represent the opportunity to buy shares of our common stock at a fixed price at a future date. Under the terms of our stock incentive plan, the exercise price of stock options cannot be less than the fair market value of a share of our common stock on the date of grant. As such, stock options have value for our executives only if the price of our common stock increases after the date of grant.

In the past, our board of directors has generally approved stock options grants in connection with our annual performance assessment and evaluation process. Our policy is to issue stock options on the dates on which the awards are approved and to set the exercise prices of those awards equal to the closing market price of our common stock on that date. In order to provide some retention incentive, our stock options generally vest over a stated period measured from the date of grant. Depending upon the strength of the retention incentive intended by the Committee, stock options may vest over three or four years. As is typical, the stock options we grant expire after ten years, except in limited circumstances.

Performance-Contingent Phantom Stock — On occasion, we have used performance-contingent phantom stock in order to provide our executives with an opportunity to receive additional compensation for exceptional long-term financial performance.

Perquisites and Other Benefits — We provide various perquisites and other benefits to our executives for a variety of different reasons, including our intent to attract and retain executives with a comprehensive compensation package. Many of these perquisites and other benefits are not tied to any formal performance objectives. We provide the following perquisites to our executives:

Financial, Estate and Tax Planning Services — We provide our executives with financial, estate and tax planning services in order to assist them with the complexities of the various compensation arrangements that we maintain, retirement planning and compliance with our stock ownership guidelines.

Club Membership Dues — We provide a limited number of executives with memberships for dining and/or country clubs. We intend for these club memberships to provide access to facilities that our executives may use for more private business and business entertainment meetings.

Other Perquisites — We provide certain executives with a number of other perquisites, including limited personal use of our corporate aircraft. For more information about these perquisites, including the incremental cost to us for providing those perquisites, you should see the table included as a footnote to the Summary Compensation Table below.

In December 2009, the board of directors, upon the recommendation of the Committee, determined that beginning January 1, 2010, executives will not receive any tax gross up payments on perquisites.

Participation in Benefit Plans and Other Compensation Arrangements — Each of our executives is eligible to participate in the same health and welfare plans as our other eligible employees. These plans include medical and dental insurance, life, travel and accidental death and dismemberment insurance, short- and long-term disability coverage and participation in our qualified defined benefit pension plan and qualified defined contribution plan. In addition, each of our executives is eligible to participate in our supplemental retirement plan and non-qualified deferred compensation plan, and each of our executives is subject to an employment agreement.

The following is a summary of certain benefit plans and other compensation arrangements available to our executives but for which our other employees may not be eligible:

Supplemental Retirement Plan Benefits — We sponsor a tax-qualified defined benefit plan covering all of our eligible employees, including our executives. The Internal Revenue Code limits the amount of qualified retirement benefits we may provide for certain employees. As a result, we sponsor a supplemental retirement plan that provides eligible employees, including the executives named in this proxy statement, with additional retirement benefits that would otherwise be available under our defined benefit pension plan but for the limitations contained in the Internal Revenue Code. For more information about our defined benefit pension plan and our supplemental retirement plan, including the accumulated benefits attributable to the executives named in this proxy statement, you should see “Pension Benefits” below.

Non-Qualified Deferred Compensation Plan — We sponsor a tax-qualified defined contribution plan covering all of our eligible employees, including the executives named in this proxy statement. Under this plan, eligible employees may contribute up to 50% of their base salaries to the plan, subject to certain limitations contained in the Internal Revenue Code. We contribute one dollar for each dollar contributed by our employees, up to a maximum of 6% of employees’ base salaries. The Internal Revenue Code limits the amount certain of our employees may contribute to our defined contribution plan in any tax year. As a result, we sponsor a non-qualified deferred compensation plan that allows eligible employees, including the executives named in this proxy statement, to defer receipt of a portion of their base salaries and certain annual and long-term cash incentive awards not subject to these limits. The deferred compensation plan provides higher-paid employees with the full company matching contribution to which they would otherwise be entitled under our defined contribution plan but for the limitations contained in the Internal Revenue Code. For more information about our deferred compensation plan, including information about amounts attributable to the executives named in this proxy statement, you should see “Non-Qualified Deferred Compensation” below.

Employment Agreements — In order to provide certain key employees, including the executives named in this proxy statement, with some financial security in the event their employment with our organization is terminated without cause or under certain circumstances following a change of control, we provide those employees with employment agreements. Those agreements provide for cash payments to the key employees in the event their employment with us is terminated under certain circumstances. We believe that the employment agreements we maintain with our key employees provides a meaningful mechanism by which to retain those individuals who are most capable of affecting our future performance. In December 2009, the board of directors, upon the recommendation of the Committee, determined that no tax gross up provision is to be included in any employment agreement entered into after January 1, 2010. For more information about the employment agreements with the executives named in this proxy statement, you should see “Potential Payments Upon Termination of Employment or Change-in-Control” below.

Stock Ownership Guidelines — Our board of directors has adopted stock ownership guidelines that are intended to promote meaningful stock ownership by our executives. These guidelines specify a number of shares of our common stock, including unvested restricted stock, unvested restricted stock units, shares held through our qualified defined contribution plan and hypothetical shares of our common stock held through our non-qualified deferred compensation plan, that our executives must have accumulated by January 1, 2009 or, if elected after January 1, 2004, within five years of becoming an executive. The specific share holding requirements are determined based on a multiple of base salary ranging from one to three times, with the higher multiples applicable to the executives having the highest levels of responsibility. As of December 31, 2009, each of the individuals who has been an executive for at least five years satisfied the stock ownership goal adopted by the board of directors.

Impact of Tax Considerations on Compensation

The Internal Revenue Code limits the amount of the tax deduction we are entitled to take for compensation paid to the executives named in this proxy statement for a particular year unless the compensation meets specific standards. We may deduct compensation in excess of $1 million if compensation is “performance-based” and is paid pursuant to a plan that meets certain requirements. In developing, implementing and administering our executive compensation program, the Committee considers the impact of these limits and balances the desire to maximize the deductibility of compensation with the goal of attracting, motivating and retaining highly-talented executives.

We generally seek to maximize the tax deductibility of all elements of compensation. However, in light of the need to maintain flexibility in administering our executive compensation program, the Committee retains discretion to recommend to the board of directors compensation in excess of the limits, even if a portion of it may not be deductible.

Summary Compensation Table

The following table is a summary of compensation information for our chief executive officer, our chief financial officer and each of the other three most highly compensated executives for each of the last three years:

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Steven F. Leer,	2009	$850,000	—	$—	$1,365,391	$624,800	$561,205	$146,881	$3,548,277
Chairman and Chief	2008	850,000	—	1,715,060	4,234,402	3,037,000	122,273	200,760	10,159,495
Executive Officer	2007	800,000	—	—	1,879,068	1,272,800	198,008	102,634	4,252,510
John T. Drexler,	2009	360,000	—	—	421,470	158,800	49,604	47,498	1,037,372
Senior Vice President	2008	298,632	—	—	856,170	407,000	— (6)	93,078	1,654,880
and Chief Financial Officer(7)	2007	207,270	—	—	122,870	104,432	7,251	12,436	454,259
John W. Eaves,	2009	535,000	—	—	863,137	314,600	219,889	82,785	2,015,411
President, Chief	2008	535,000	—	1,143,373	2,725,705	1,674,000	26,170	114,800	6,219,048
Operating Officer and Director	2007	500,000	—	—	1,217,404	690,400	68,185	125,440	2,601,429
Paul A. Lang,	2009	380,000	—	421,500	444,977	252,700	141,035	45,152	1,685,364
Senior Vice	2008	365,000	—	—	885,027	946,700	539	41,131	2,238,397
President — Operations	2007	350,000	—	—	872,096	205,740	49,422	37,273	1,514,531
David N. Warnecke,	2009	370,000	—	—	433,058	163,200	166,895	40,830	1,173,983
Vice President-	2008	360,000	—	263,450	872,649	1,123,750	17,665	38,876	2,676,390
Marketing and Trading	2007	350,000	—	—	878,452	233,300	49,686	35,196	1,546,634

(1)	Amounts shown include amounts that the executives named in this proxy statement elected to defer, on a discretionary basis, pursuant to our deferred compensation plan.

(2)	Amounts shown represent the aggregate grant date fair value of all stock or stock option awards, as applicable, made to each executive during the year indicated. We have determined the grant date fair value in accordance with FASB ASC Topic 718 (formerly referred to as Statement of Financial Accounting Standards No. 123R, Share-Based Payment). The determination of the grant date fair value is subject to certain estimates and assumptions described in Note 16 to our consolidated financial statements for the year ended December 31, 2009 and under the heading “Stock-Based Compensation” in the section entitled “Critical Accounting Policies” included in our Annual Report on Form 10-K for the year ended December 31, 2009. Amounts shown do not necessarily represent the actual value that may ultimately be received by the executives.

(3)	Amounts shown include the following payouts:

		Annual Cash	Performance
Name	Year	Incentive Awards	Unit Awards

Steven F. Leer	2009	$624,800	$0
	2008	1,537,000	1,500,000
	2007	700,800	572,000
John T. Drexler	2009	158,800	0
	2008	247,000	160,000
	2007	73,432	31,000
John W. Eaves	2009	314,600	0
	2008	774,000	900,000
	2007	350,400	340,000
Paul A. Lang	2009	252,700	0
	2008	366,700	580,000,
	2007	145,900	59,840
David N. Warnecke	2009	163,200	0
	2008	390,600	733,150
	2007	153,300	80,000

Amounts shown include amounts that the executives named in this proxy statement elected to defer, on a discretionary basis, pursuant to our deferred compensation plan.

(4)	Amounts shown represent the changes in the actuarial present value of the accumulated benefits for the executives named in this proxy statement under our defined benefit pension plans, including our supplemental retirement plan, computed in accordance with FASB ASC Topic 715 (formerly referred to as Statement of Financial Accounting Standards No. 87, Employer’s Accounting for Pensions). The present value of accumulated benefits is subject to certain actuarial assumptions described in Note 13 to our consolidated financial statements for the year ended December 31, 2009 and under the heading “Employee Benefit Plans” in the section entitled “Critical Accounting Policies” included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(5)	Amounts shown include the following:

			Credits Under
		Matching	Deferred		Financial	Club
		Contribution to	Compensation	Dividend	Planning	Membership	Tax
Name	Year	Plan	Plan	Equivalents	Services	Dues	Reimbursement	Other*	Total

Steven F. Leer,	2009	$13,142	$40,324	$11,718	$16,260	$8,250	$18,093	$39,093	$146,881
Chairman and	2008	12,545	35,587	11,781	13,608	9,675	17,245	100,320	200,760
Chief Executive Officer	2007	12,250	33,431	2,376	9,016	11,860	15,399	18,302	102,634
John T. Drexler,	2009	11,132	7,575	—	12,104	7,344	9,343	—	47,498
Senior Vice	2008	10,343	—	—	6,328	49,560	26,847	—	93,078
President and Chief Financial Officer(7)	2007	12,436	—	—	—	—	—	—	12,436
John W. Eaves,	2009	14,630	20,490	7,812	8,868	9,000	13,180	8,805	82,785
President, Chief	2008	12,780	17,093	7,808	12,100	8,760	15,387	40,872	114,800
Operating Officer and Director	2007	12,827	14,315	28,421	13,802	15,780	23,942	16,353	125,440
Paul A. Lang,	2009	14,560	9,196	—	10,812	—	8,984	1,600	45,152
Senior Vice	2008	13,518	7,964	283	10,434		8,221	711	41,131
President — Operations	2007	13,036	5,337	450	10,266		7,771	413	37,273
David N. Warnecke,	2009	14,100	9,071	—	9,163	—	7,496	1,000	40,830
Vice President —	2008	13,341	8,001	272	9,934	—	7,328	—	38,876
Marketing and Trading	2007	12,878	3,463	432	9,234	—	5,681	3,509	35,196

*	Other items shown in the table above include reimbursement of the costs of annual physical examinations and personal use of corporate aircraft in 2009 and 2008 for Messrs. Leer and Eaves. We determined the aggregate incremental cost of financial planning services, club membership dues and annual physical examinations by reference to our actual out-of-pocket costs for such benefits or a prorated portion of our actual out-of-pocket costs in the event such costs were not separately identifiable. For 2009, the incremental costs of the personal use of corporate aircraft for Messrs. Leer, Eaves and Lang were $33,074, $8,805 and $1,600, respectively. We determined the aggregate incremental cost of the personal use of corporate aircraft by reference to a cost-per-flight-hour charge developed by a nationally-recognized and independent service. This flight-hour charge reflects the direct operating costs of the aircraft, including fuel, additives and lubricants, airport fees and assessments, as well as aircraft landing and parking, customs and permit fees, in-flight supplies and food, and flight planning and weather services. In addition, the flight-hour charge provides for periodic engine and auxiliary power unit overhauling, outside labor and maintenance parts for the airframe, engine and avionics, crew travel expenses and other miscellaneous costs.

(6)	The value of Mr. Drexler’s pension account decreased $2,264 during 2008.

(7)	Mr. Drexler was appointed Senior Vice President and Chief Financial Officer effective April 30, 2008 after having served previously as our Vice President-Finance and Accounting.

Grants of Plan-Based Awards for the Year Ended December 31, 2009

The following table shows information relating to the grants of certain equity and non-equity awards made to the executives named in this proxy statement during 2009:

						All Other	All Other
						Stock Awards:	Option
						Number of	Awards:		Grant Date
			Estimated Future Payouts Under			Shares of	Number of		Fair Value
			Non-Equity Incentive Plan Awards			Stock or	Securities	Exercise or Base	of Stock and
	Grant		Threshold	Target	Maximum	Units	Underlying	Price of Option	Option
Name	Date		($)	($)	($)	(#)(1)	Options (#)(2)	Awards ($/Sh)	Awards(3)

Steven F. Leer	02/19/09	(4)	$31,875	$850,000	$1,700,000	—	—	$—	$—
	02/19/09	(5)	223,125	1,487,500	2,975,000	—	—	—	—
	02/19/09		—	—	—	—	206,200	14.05	1,365,391
John T. Drexler	02/19/09	(4)	8,100	216,000	432,000	—	—	—	—
	02/19/09	(5)	74,250	495,000	990,000	—	—	—	—
	02/19/09		—	—	—	—	63,650	14.05	421,470
John W. Eaves	02/19/09	(4)	16,050	428,000	856,000	—	—	—	—
	02/19/09	(5)	140,438	936,250	1,872,500	—	—	—	—
	02/19/09		—	—	—	—	130,350	14.05	863,137
Paul A. Lang	02/19/09	(4)	8,550	228,000	456,000	—	—	—	—
	02/19/09	(5)	78,375	522,500	1,045,000	—	—	—	—
	02/19/09		—	—	—	—	67,200	14.05	444,977
	02/19/09		—	—	—	30,000	—	—	421,500
David N. Warnecke	02/19/09	(4)	8,325	222,000	444,000	—	—	—	—
	02/19/09	(5)	76,313	508,750	1,017,500	—	—	—	—
	02/19/09		—	—	—	—	65,400	14.05	433,058

(1)	Amounts represent the number of shares of restricted stock or restricted stock units we granted to the executives named in this proxy statement during 2009. You should see the information under the heading “Elements of Our Compensation Program” in the sub-section entitled “Compensation Discussion and Analysis” for more information about our restricted stock and restricted stock unit awards.

(2)	Amounts represent the number of stock options we granted to the executives named in this proxy statement during 2009. You should see the information under the heading “Elements of Our Compensation Program” in the sub-section entitled “Compensation Discussion and Analysis” for more information about our stock option awards.

(3)	Amounts represent the grant date fair value of restricted stock, restricted stock units or stock options we awarded to the executives named in this proxy statement for 2009 determined in accordance with FASB ASC Topic 718 (formerly referred to as Statement of Financial Accounting Standards No. 123R, Share-Based Payment). The determination of grant date fair value is subject to certain estimates and assumptions described in Note 16 to our consolidated financial statements for the year ended December 31, 2009 and under the heading “Stock-Based Compensation” in the section entitled “Critical Accounting Policies” included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(4)	Amounts represent the potential amounts payable to the executives named in this proxy statement under the annual cash incentive awards for 2009 assuming threshold, target and maximum levels of performance. Amounts paid to the executives named in this proxy statement under our annual cash incentive awards for 2009 have been included under the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

(5)	Amounts represent the potential amounts payable in 2012 to the executive officers named in this proxy statement under performance units awarded in 2009 assuming threshold, target, and maximum levels of performance for 2009-2011 performance period. You should see the information under the heading “Elements of Our Compensation Program” in the sub-section entitled “Compensation Discussion and Analysis” for more information about our performance unit awards.

Outstanding Equity Awards at December 31, 2009

The following table shows information relating to the equity awards previously made to the executives named in this proxy statement which remain outstanding at December 31, 2009.

	Option Awards							Stock Awards
												Equity
												Incentive
												Plan
												Awards:
					Equity						Equity	Market or
					Incentive						Incentive	Payout
					Plan			Number of			Plan Awards:	Value of
					Awards:			Shares or		Market	Number of	Unearned
	Number of		Number of		Number of			Units of		Value of	Unearned	Shares,
	Securities		Securities		Securities			Stock		Shares or	Shares, Units	Units or
	Underlying		Underlying		Underlying	Option		That		Units of	or Other	Other Rights
	Unexercised		Unexercised		Unexercised	Exercise	Option	Have Not		Stock That	Rights That	That Have
	Options (#)		Options (#)		Unearned	Price	Expiration	Vested		Have Not	Have Not	Not Vested
Name	Exercisable		Unexercisable		Options (#)	($)	Date	(#)		Vested ($)(1)	Vested (#)	($)

Steven F. Leer	218,900	(2)	—		—	$9.08	02/28/12	—		$—	—	$—
	218,900	(3)	—		—	11.30	04/25/12	—		—	—	—
	—		206,200	(4)	—	14.05	02/19/19	—		—	—	—
	88,700	(5)	44,350	(5)	—	32.99	02/22/17	—		—	—	—
	42,367	(6)	84,733	(6)	—	52.69	02/21/18	—		—	—	—
	—		64,100	(7)	—	52.69	02/21/18	—		—	—	—
	—		—		—	—	02/21/18	32,550	(8)	724,238	—	—

Total	568,867		399,383		—			32,550		724,238		—

John T. Drexler	2,074	(2)	—		—	$9.08	02/28/12	—		—	—	—
	2,074	(3)	—		—	11.30	04/25/12	—		—	—	—
	—		63,650	(4)	—	14.05	02/19/19	—		—	—	—
	5,400	(10)	—		—	16.10	07/22/14	—		—	—	—
	5,800	(5)	2,900	(5)	—	32.99	02/22/17	—		—	—	—
	1,550	(6)	3,100	(6)	—	52.69	02/21/18	—		—	—	—
	11,467	(11)	22,933	(11)	—	56.84	04/24/18	—		—	—	—

Total	28,365		92,583		—			—		—	—	—

John W. Eaves	71,900	(2)	—		—	9.08	02/28/12	—		—	—	—
	18,200	(12)	—		—	10.98	02/22/11	—		—	—	—
	71,900	(3)	—		—	11.30	04/25/12	—		—	—	—
	—		130,350	(4)	—	14.05	02/19/19	—		—	—	—
	57,467	(5)	28,733	(5)	—	32.99	02/22/17	—		—	—	—
	26,667	(6)	53,333	(6)	—	52.69	02/21/18	—		—	—	—
	—		42,750	(7)		52.69	02/21/18
	—		—		—	—	02/21/18	21,700	(8)	482,825	—	—

Total	246,134		255,166		—			21,700		482,825	—	—

Paul A. Lang	—		67,200	(4)	—	14.05	02/19/19	—		—	—	—
	36,167	(5)	20,583	(5)	—	32.99	02/22/17	—		—	—	—
	14,300	(6)	28,600	(6)	—	52.69	02/21/18	—		—	—	—
	—		—		—	—	02/19/19	30,000	(9)	667,500	—	—

Total	50,467		116,383		—			30,000		667,500	—	—

David N. Warnecke	—		65,400	(4)	—	14.05	02/19/19	—		—	—	—
	41,467	(5)	20,733	(5)	—	32.99	02/22/17	—		—	—	—
	14,100	(6)	28,200	(6)	—	52.69	02/21/18	—		—	—	—
	—		—		—	—	02/21/18	5,000	(13)	111,250	—	—

Total	55,567		114,333		—			5,000		111,250	—	—

(1)	Calculated using the closing price for our common stock as reported on the New York Stock Exchange on December 31, 2009.

(2)	Stock options vested at the rate of 25% per year, with vesting dates of February 28, 2003, February 28, 2004, February 28, 2005 and February 28, 2006.

(3)	Stock options vested at the rate of 25% per year, with vesting dates of April 25, 2003, April 25, 2004, April 25, 2005 and April 25, 2006.

(4)	Stock options vest at the rate of 25% per year, with vesting dates of February 19, 2010, February 19, 2011, February 19, 2012 and February 19, 2013.

(5)	Stock options vest at the rate of 33 1/3% per year, with vesting dates of February 22, 2008, February 22, 2009 and February 22, 2010.

(6)	Stock options vest at the rate of 33 1/3% per year, with vesting dates of February 21, 2009, February 21, 2010 and February 21, 2011.

(7)	One-half of the stock options vest on each of February 21, 2011 and February 21, 2012.

(8)	One-half of the restricted stock units vest on each of February 21, 2011 and February 21, 2012.

(9)	Restricted stock vest on February 19, 2013.

(10)	Stock options vested at the rate of 33 1/3% per year, with vesting dates of July 22, 2005, July 22, 2006 and July 22, 2007.

(11)	Stock options vested at the rate of 33 1/3% per year, with vesting dates of April 24, 2009, April 24, 2010 and April 24, 2011.

(12)	Stock options vested at the rate of 33 1/3% per year, with vesting dates of February 22, 2002, February 22, 2003 and February 22, 2004.

(13)	Restricted stock vests on February 21, 2011.

Option Exercises and Stock Vested for the Year Ended December 31, 2009

The following table shows information relating to the exercise or vesting of certain equity awards previously made to the executives named in this proxy statement during 2009.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)(2)	on Vesting ($)(3)

Steven F. Leer	—	$—	2,100	$26,061
John T. Drexler	—	—	—	—
John W. Eaves	—	—	1,266	15,711
Paul A. Lang	—	—	20,832	298,525
David N. Warnecke	—	—	800	9,928

(1)	Amounts shown represent the value realized upon exercise of outstanding stock options calculated by multiplying the number of shares acquired upon exercise by the difference between the option exercise price and the fair market value of our common stock on the date of exercise.

(2)	Amounts shown represent the portion of outstanding restricted stock and restricted stock units that vested during 2009, including shares that the executive elected to defer, on a discretionary basis, under our deferred compensation plan as follows: 2,100 shares for Mr. Leer and 1,266 shares for Mr. Eaves.

(3)	Amounts shown represent the value realized upon vesting of restricted stock and restricted stock units calculated by multiplying the number of shares or units that vested during 2009 by the fair market value of our common stock on the date of vesting.

Pension Benefits

Defined Benefit Pension Plan.  We sponsor a defined benefit pension plan covering all of our eligible employees, including our executives. Employees become eligible to participate in the plan after working 1,000 hours. We credit each participant in the plan with a cash balance account. Participants become vested in their cash balance accounts after serving three years with us. Upon retirement or upon termination of employment following three years of service with us, participants or their beneficiaries may elect to receive benefits in a lump sum, in installments over a period of time or at a later date. Under the terms of the plan, normal retirement occurs on the first day of the month following the date a participant turns 65.

We credit each participant’s cash balance account with a monthly interest amount based on the U.S. Treasury rate, subject to a minimum rate of 4.25%. In addition, we may provide transition credits to employees who participated in certain predecessor plans for a period up to the number of years of credited service with the predecessor plan, subject to certain maximum amounts depending upon the particular plan. The transition contribution rates range from 1% to 4% of compensation, depending upon the participant’s age at the end of the year. Annually, we also credit each participant’s cash balance account with an amount, reflected as a percentage of compensation, based on the participant’s age at the end of the year. For purposes of determining the contribution amount, compensation includes salary, regular wages, overtime pay, earned vacation pay, short-term incentive compensation payments and amounts contributed by the participant to a qualified profit-sharing or cafeteria plan maintained by us, subject to certain limits imposed under the Code. The following table shows the percentages of compensation we contribute to each participant’s account, based on the participant’s age at the end of the year:

Contribution Rate
Age at End of Year	(% of Compensation)

Less than 30	3%
30-39	4%
40-44	5%
45-49	6%
50-54	7%
55 and over	8%

Supplemental Retirement Plan.  We sponsor a supplemental retirement plan covering all of our eligible employees, including our executives, whose retirement benefits under our defined benefit pension plan are limited by the Code. Under our supplemental retirement plan, each eligible employee is entitled to receive a lump sum amount equal to the difference between the amount that would have been paid under our defined benefit pension plan but for the limitations contained in the Code and the actual amount that the employee is entitled to receive under our defined benefit pension plan after taking into account the limitations imposed by the Code. Subject to the limitations contained in the Code, benefits under the supplemental retirement plan commence on the same date an eligible employee is entitled to begin receiving benefits under the defined benefit pension plan.

The following table shows information relating to the accumulated benefits to which the executives named in this proxy statement are entitled under our defined benefit pension plans at December 31, 2009:

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)(1)	($)(2)	($)

Steven F. Leer	Arch Coal, Inc. Retirement Account Plan	29	$530,969	$—
	Arch Coal, Inc. Supplemental Retirement Plan	29	1,899,650	—
John T. Drexler	Arch Coal, Inc. Retirement Account Plan	12	85,167	—
	Arch Coal, Inc. Supplemental Retirement Plan	12	31,943	—
John W. Eaves	Arch Coal, Inc. Retirement Account Plan	27	342,353	—
	Arch Coal, Inc. Supplemental Retirement Plan	27	517,806	—
Paul A. Lang	Arch Coal, Inc. Retirement Account Plan	25	293,330	—
	Arch Coal, Inc. Supplemental Retirement Plan	25	181,999	—
David N. Warnecke	Arch Coal, Inc. Retirement Account Plan	26	440,301	—
	Arch Coal, Inc. Supplemental Retirement Plan	26	241,049	—

(1)	Under our defined benefit pension plans, certain executives named in this proxy statement have been credited with additional years of service attributable to employment with one or more predecessor entities as follows: Mr. Leer — 16 years, Mr. Eaves — 15 years, Mr. Lang — 13 years and Mr. Warnecke — 13 years. In addition to an annual credit to our defined benefit pension plans, each of the executives except for Mr. Eaves and Mr. Drexler receives a transition credit ranging from 1% to 4% of his compensation as a result of the additional years of service.

(2)	Amounts shown for each named executive represent the actuarial present value of the named executive’s accumulated benefit under our defined benefit pension plans as of December 31, 2009, computed in accordance with FASB ASC Topic 715 (formerly known as Statement of Financial Accounting Standards No. 87, Employer’s Accounting for Pensions). The present value of accumulated benefits is subject to certain actuarial assumptions described in Note 14 to our consolidated financial statements for the year ended December 31, 2009 and under the heading “Employee Benefit Plans” in the section entitled “Critical Accounting Policies” included in our Annual Report on Form 10-K for the year ended December 31, 2009.

Non-Qualified Deferred Compensation

We maintain a deferred compensation plan that allows an eligible employee to defer receipt of his or her base salary and/or annual incentive payment until the date or dates elected by the participant. The amounts deferred are invested in cash accounts that mirror the gains and/or losses of a number of different investment funds, including a hypothetical investment in shares of our common stock. The deferred compensation plan offers participants a wide-range of publicly-available investment funds, including international, U.S. equity, bond and money market funds. These investment funds are substantively similar to the investment alternatives offered to participants of our defined contribution plan. The plan does not offer any above-market rates of return to our executives.

Participants in the plan may defer up to 85% of their base salaries and up to 100% of their annual incentive awards. The plan also allows participants to defer receipt of up to 100% of the shares issuable under any restricted stock units or performance-contingent phantom stock awards granted to executives under our long-term incentive program. Participants are always vested in their deferrals to the plan and any related earnings. We contribute one dollar for each dollar of base salary deferred by participants in the plan, up to a maximum of 6% of the participant’s base salaries. We have established a grantor trust to fund our obligations under the deferred compensation plan. The trust has purchased corporate-owned life insurance to offset these obligations. Participants have an unsecured contractual commitment by us to pay the amounts due under the deferred compensation plan.

Under the plan, we credit each participant’s account with the number of units equal to the number of shares or units that the participant could purchase or receive with the amount of compensation deferred under the plan on the date we credit the participant’s account, based upon the fair market value of the underlying investment on that date. We will pay the amount of compensation deferred under the plan to the participant (or to his or her designated beneficiary in the event of death) in annual installments or in a lump sum, at the participant’s election, following the participant’s termination of employment or on the date or dates specified by the participant in his or her payment election. The amount we pay will be based on the number of units credited to each participant’s account, valued on the basis of the fair market value of an equivalent number of shares or units of the underlying investment on the date payment occurs. We may also pay a participant the amount of compensation deferred under the plan prior to the date the participant initially elected to receive payment if we determine that the employee has a demonstrated financial hardship.

The following table shows information relating to the activity in the deferred compensation plan accounts for the executives named in this proxy statement during 2009:

	Executive	Registrant
	Contributions in	Contributions in	Aggregate Earnings	Aggregate	Aggregate Balance
	Last Fiscal Year	Last Fiscal Year	in Last Fiscal Year	Withdrawals/	at Last Fiscal Year
Name	($)	($)(1)	($)	Distributions ($)	End ($)(2)

Steven F. Leer	$776,899	$40,324	$3,570,312	$—	$13,622,297
John T. Drexler	18,000	7,575	10,234	—	46,591
John W. Eaves	323,805	20,490	1,124,780	—	4,175,233
Paul A. Lang	47,431	9,196	68,117	—	379,519
David N. Warnecke	45,498	9,071	64,883	—	457,795

(1)	Amounts shown represent credits we made under our deferred compensation plan to the named executive’s account that are intended to provide the named executive with the full company matching contributions to which they would otherwise be entitled under our defined contribution plan but for certain limitations contained in the Code. We have included these amounts in the column entitled “All Other Compensation” contained in the Summary Compensation Table.

(2)	Amounts shown include the following that we have reported as compensation for 2009 in the Summary Compensation Table: Mr. Leer — $40,324; Mr. Drexler — $7,575; Mr. Eaves — $20,490; Mr. Lang — $9,196; and Mr. Warnecke — $9,071.

Potential Payments Upon Termination of Employment or Change-in-Control

We maintain certain agreements or arrangements with each of the executives named in this proxy statement that provide for the payment or acceleration of certain benefits in the event that such executive’s employment is terminated without cause or following a change-in-control. In addition to the benefits described below, the executives named in this proxy statement would also be entitled to receive certain benefits under our defined benefit pension plan, supplemental retirement plan and deferred compensation plan. You should see the sub-section entitled “Pension Benefits” for more information on the benefits accumulated under our defined benefit pension plan and our supplemental retirement plan that are attributable to each of the executives named in this proxy statement and the sub-section entitled “Non-Qualified Deferred Compensation” for more information on the aggregate balance maintained under our deferred compensation plan by each of the executives named in this proxy statement.

Potential Payments Upon Termination of Employment

We maintain employment agreements with each of our executives, including the executives named in this proxy statement, and certain other key employees. Each of the employment agreements has a term of one year that is automatically extended for successive one-year periods unless either party terminates the agreement upon at least one year notice prior to the end of any one-year term. Under the employment agreements and certain other arrangements we have with the executives named in this proxy statement, we may be required to provide compensation in the event of a termination of employment or a change in control of the company. As a condition to each executive’s entitlement to receive payments under the employment agreements, the executive is required to execute a waiver of claims against us and to abide by certain non-disclosure, non-competition and non-solicitation requirements. These restrictions prohibit executives from engaging in any business that competes with any of our business operations for a period of six months following the date of termination and from soliciting for employment, hiring or retaining any of our employees for a period of one year following the date of termination.

Voluntary termination and termination for cause — Each of the executives named in this proxy statement may terminate his or her employment at any time. In addition, we may terminate the employment of the executives named in this proxy statement for cause at any time. Under the terms of the employment agreements with the executives named in this proxy statement, a termination is for cause if it is for any of the following reasons:

•	a willful and continual failure to perform his or her duties;

•	gross misconduct that is materially and demonstrably detrimental to us; or

•	the commission of a felony.

If we terminate an executive’s employment for cause or if an executive terminates his or her employment for any reason prior to a change of control or for other than good reason following a change of control, then we will pay the executive an amount equal to the executive’s accrued and unpaid base salary and unused vacation time. If we terminate an executive’s employment for cause or if the executive terminates his or her employment for any reason without our consent, then all of the unexpired, unvested restricted stock, restricted stock units, performance units, stock options, performance-contingent phantom stock or other awards granted to the executive under our stock incentive plan that remain outstanding on the date of termination shall automatically be forfeited. If we terminated each of the executives named in this proxy statement for cause or if each of the executives named in this proxy statement terminated his employment on December 31, 2009, then the executives would not have been entitled to receive any amounts from us.

Termination without cause prior to a change of control — Each of the executives named in this proxy statement may be entitled to certain benefits if we terminate the executive’s employment for reasons other than cause. If we terminate an executive without cause prior to a change of control, then under the terms of the employment agreement we will pay the executive a lump sum cash amount equal to the following:

•	one times (two times for Mr. Leer) the executive’s annual base salary;

•	12 times (18 times for Mr. Leer) the effective monthly COBRA rate;

•	12 times (24 times for Mr. Leer) the applicable monthly life insurance premium rate;

•	a pro-rata portion of any amounts to which the executive would be entitled under our annual cash incentive awards or our long-term cash and equity-based incentive awards;

•	one times the higher of the executive’s annual cash incentive award for the most recent year or the average annual cash incentive award for the three preceding years;

•	the matching contribution under our defined contribution plan and executive deferred compensation plan and the annual cash balance credit amounts under our defined benefit plans as if the executive continued to participate in those plans for a period of 12 months (24 months for Mr. Leer) and the amount of any related income taxes; and

•	the value of any unused vacation time.

In addition, if we terminate an executive for reasons other than for cause prior to a change of control, all unexpired stock options held by the executive on the date of termination will immediately vest and become exercisable by the executive in accordance with the terms of our stock incentive plan and related stock option award agreements. Also, we have agreed to reimburse the executives named in this proxy statement for the cost of financial counseling services (up to a maximum of $5,000) for a period of 12 months (24 months for Mr. Leer), the cost of reasonable outplacement services for a period of 12 months (24 months for Mr. Leer) and the amount of any excise taxes imposed on the executive under the Code.

The following table shows the amounts each of the executives named in this proxy statement would receive if we terminated his employment for reasons other than for cause prior to a change of control on December 31, 2009:

	Steven F. Leer	John T. Drexler	John W. Eaves	Paul A. Lang	David N. Warnecke

Cash payments:
Cash severance	$2,729,267	$576,000	$1,052,467	$626,867	$625,300
Healthcare coverage	27,726	18,484	18,484	18,484	18,484
Life insurance premiums	3,978	842	1,252	889	866
Incentive awards(1)	1,345,833	381,000	740,083	402,167	391,583
Retirement benefits	1,253,017	123,310	293,758	225,825	245,289
Financial counseling and outplacement services	30,000	20,000	20,000	20,000	20,000
Accrued salary and accrued vacation	—	—	—	—	—
Excise tax and gross up	—	—	—	—	—
Acceleration of equity awards:
Stock options	1,690,840	521,930	1,068,870	551,040	536,280

Total	$7,080,661	$1,641,567	$3,194,914	$1,845,272	$1,837,802

(1)	For purposes of estimating the amounts payable by us under our annual cash incentive awards or our long-term cash and equity-based incentive awards, we have assumed that we achieved target levels of performance under those awards.

Termination in connection with a change of control — Each of the executives named in this proxy statement may be entitled to certain benefits if we terminate the executive’s employment for reasons other than cause following a change of control or if the executive terminates his or her employment for good reason during the two years following a change of control. Under the terms of the employment agreements with the executives named in this proxy statement, a termination is for good reason if it is for any of the following reasons:

•	a material diminution in position, title, duties, responsibilities or authority;

•	a reduction in base salary or a failure to increase base salary by a percentage that is similar to the average percentage increase in base salary for other officers;

•	(i) the discontinuation of an incentive, retirement, stock ownership or health and welfare plan, (ii) the adoption of changes to those plans that would adversely affect participation or materially reduce benefits or (iii) the reduction of incentive compensation levels;

•	the relocation of our executive offices outside the St. Louis metropolitan area or the failure to pay relocation expenses, including the amount of any loss on the sale of a personal residence;

•	a material breach of the employment agreement; or

•	a failure to require a successor to assume the employment agreement.

Under the terms of the employment agreements with the executives named in this proxy statement, a change of control means any of the following:

•	a consolidation, merger or similar transaction in which we do not survive or in which shares of our common stock are converted into cash, securities or other property, other than a merger in which the holders of our common stock immediately prior to the merger maintain substantially the same proportionate ownership of the common stock of the surviving entity immediately after the merger;

•	the sale, lease, exchange or other transfer of all or substantially all of our assets;

•	the approval by our stockholders of a plan of liquidation or dissolution; or

•	the failure of our directors to constitute a majority of our board of directors at any time during any two consecutive years.

If we terminate an executive for reasons other than for cause following a change of control or if the executive terminates his or her employment for good reason during the two years following a change of control, then under the terms of the employment agreement we will pay the executive a lump sum cash amount equal to the following:

•	two times (three times for Mr. Leer) the executive’s highest annual base salary during the preceding three years;

•	18 times the effective monthly COBRA rate;

•	24 times (36 times for Mr. Leer) the applicable monthly life insurance premium rate;

•	the full amount of any long-term cash awards and a pro-rata portion of any amounts to which the executive would be entitled under our annual cash incentive awards;

•	two times (three times for Mr. Leer) the higher of the executive’s annual cash incentive award for the most recent year or the average annual cash incentive award for the three years preceding the date of termination;

•	the matching contribution under our defined contribution plan and nonqualified executive deferred compensation plan and the annual credit amounts under our defined benefit plans as if the executive continued to participate in those plans for a period of 24 months (36 months for Mr. Leer) and the amount of any related income taxes; and

•	the value of any unused vacation time.

In addition to the foregoing, if we terminate an executive for reasons other than for cause following a change of control, all unexpired stock options held by the executive on the date of termination will immediately vest and become exercisable by the executive in accordance with the terms of our stock incentive plan and related equity award agreements. Also, we have agreed to reimburse the executives named in this proxy statement for the cost of financial counseling services (up to a maximum of $5,000) for a period of 24 months (36 months for Mr. Leer), the cost of reasonable outplacement services for a period of 24 months (36 months for Mr. Leer) and the amount of any excise taxes imposed on the executive under the Code.

The following table shows the amounts each of the executives named in this proxy statement would receive if we terminated their employment on December 31, 2009 for reasons other than for cause following a change of control or if each of the executives named in this proxy statement terminated his or her employment on December 31, 2009 for good reason following a change of control:

	Steven F. Leer	John T. Drexler	John W. Eaves	Paul A. Lang	David N. Warnecke

Cash payments:
Cash severance	$5,637,800	$1,152,000	$2,104,933	$1,253,733	$1,250,600
Healthcare coverage	27,726	27,726	27,726	27,726	27,726
Life insurance premiums	5,967	1,685	2,504	1,778	1,732
Incentive awards(1)	850,000	216,000	428,000	228,000	222,000
Retirement benefits	1,801,084	220,271	523,305	404,124	416,309
Financial counseling and outplacement services	30,000	20,000	20,000	20,000	20,000
Accrued salary and accrued vacation	—	—	—	—	—
Excise tax and gross up(2)	—	420,350	—	—	—
Acceleration of equity awards:
Stock options	1,690,840	521,930	1,068,870	551,040	536,280

Total	$10,043,417	$2,579,961	$4,175,338	$2,486,401	$2,474,647

(1)	For purposes of estimating the amounts payable by us under our annual cash incentive awards, we have assumed that we achieved target levels of performance under those awards. Payouts under performance units would be triggered upon a change of control and, accordingly, we have not included those payouts in the table above. Instead, payouts under performance units have been included in the table below under the heading “Potential Payments Upon Change-in-Control.”

(2)	We have assumed that the effective federal income tax rate is 35% and that the effective state income tax rate is 6%.

Retirement, death and disability — In the event an executive’s employment is terminated as a result of his or her retirement, death or disability, then we will pay the executive an amount equal to the executive’s accrued and unpaid base salary, unused vacation time and all other amounts, including payouts under our annual cash incentive awards, that the executive has earned but which have not yet been paid. If an executive’s employment is terminated as a result of his or her retirement, death or disability, then all of the vested stock options that remain outstanding will remain exercisable for a period of one year from the date of termination and any restricted stock, restricted stock units, performance units, unvested stock options, performance-contingent phantom stock or other awards granted to the executive under our stock incentive plan that remain outstanding on the date of termination are forfeited.

The following table shows the amounts each of the executives named in this proxy statement would receive if the employment of the executive terminated on December 31, 2009 as a result of his retirement, death or disability:

	Steven F. Leer	John T. Drexler	John W. Eaves	Paul A. Lang	David N. Warnecke

Cash payments:
Cash severance	$—	$—	$—	$—	$—
Healthcare coverage	—	—	—	—	—
Life insurance premiums	—	—	—	—	—
Incentive awards(1)	850,000	216,000	428,000	228,000	222,000
Retirement benefits	—	—	—	—	—
Financial counseling and outplacement services	—	—	—	—	—
Accrued salary and accrued vacation	—	—	—	—	—
Excise tax and gross up	—	—	—	—	—
Acceleration of equity awards:
Stock options	—	—	—	—	—

Total	$850,000	$216,000	$428,000	$228,000	$222,000

(1)	For purposes of estimating the amounts payable by us under our annual cash incentive awards, we have assumed that we achieved target levels of performance under those awards.

Potential Payments Upon Change-in-Control.

Under the terms of our stock incentive plan and the agreements governing the various awards outstanding at December 31, 2009, the executives named in this proxy statement would be entitled to certain benefits in the event a change in control occurs. Under the terms of our stock incentive plan, all outstanding stock options will become fully exercisable and will remain exercisable for the original term of the options, all outstanding restricted stock and restricted stock units will become fully vested and be distributed to the executive and all of the performance units and performance-contingent phantom stock will be paid out in the event a change of control occurs.

Under the terms of the stock incentive plan, a change in control means any change in control that would be required to be reported as such with the Securities and Exchange Commission, including without limitation any of the following:

•	a consolidation or merger in which we do not survive or in which shares of our common stock are converted to cash, securities or other property, other than a merger in which the holders of our common stock immediately prior to the merger maintain more than 50% of the ownership of common stock of the surviving corporation immediately after the merger;

•	the sale, lease, exchange or other transfer of all or substantially all of our assets;

•	the adoption by our board of directors of a plan of liquidation or dissolution; or

•	the acquisition by any person of more than 20% of our outstanding common stock.

The following table shows the amounts each of the executives named in this proxy statement would receive if we had undergone a change of control on December 31, 2009.

	Steven F. Leer	John T. Drexler	John W. Eaves	Paul A. Lang	David N. Warnecke

Cash payments:
Cash severance	$—	$—	$—	$—	$—
Healthcare coverage	—	—	—	—	—
Life insurance premiums	—	—	—	—	—
Incentive awards(1)	2,975,000	999,000	1,872,500	1,045,000	1,017,500
Retirement benefits	—	—	—	—	—
Financial counseling and outplacement services	—	—	—	—	—
Accrued salary and accrued vacation	—	—	—	—	—
Excise tax and gross up	—	—	—	—	—
Acceleration of equity awards:
Restricted stock units and restricted stock(2)	724,238	—	482,825	667,500	111,250
Stock options	—	—	—	—	—

Total	$3,699,238	$999,000	$2,355,325	$1,712,500	$1,128,750

(1)	For purposes of estimating the amounts payable by us under performance unit awards, we have assumed that we achieved maximum levels of performance under those awards.

(2)	For purposes of estimating the amounts payable under the stock incentive plan in the event of a change of control, we have calculated the value of accelerated vesting of restricted stock units and restricted stock by multiplying the number of shares underlying unvested restricted stock units outstanding at December 31, 2009 by the closing price of our common stock on December 31, 2009.

Director Compensation for the Year Ended December 31, 2009

Our director compensation program is designed to compensate our non-employee directors, through a simple and understandable structure, for the amount of work required for a company of our size and scope and to align the interests of our non-employee directors with the long-term interests of our stockholders. Directors who are employees do not receive separate retainers or attendance fees for their service as directors.

The Nominating and Corporate Governance Committee (the “Committee”) periodically reviews the compensation structure and amounts for our non-employee directors. Our human resources department supports the Committee by researching the structures and amounts of compensation programs sponsored by other similarly-sized public companies and compiling the results of that research for the Committee. From time to time, the Committee may engage a compensation consultant to provide survey or proxy data on the structure and amount of director compensation for other companies. In January 2010, the

Committee engaged Pearl Meyer & Partners to conduct an evaluation of our non-employee director compensation program. In connection therewith, Pearl Meyer was instructed to conduct interviews with certain members of our board of directors and management regarding our current non-director compensation program, review non-employee director compensation for both our identified peer group and a broad range of companies and report the results of such research and make recommendations regarding our compensation program. Pearl Meyer’s report is expected to be finalized and presented to the Committee in the first half of 2010.

The following table sets forth compensation paid to each non-employee director during 2009.

	Fees Earned	All Other
	or Paid	Compensation
Name	in Cash(1)	($)(2)	Total ($)

James R. Boyd	$180,000	$6,000	$186,000
Frank M. Burke	185,000	6,000	191,000
Patricia F. Godley	165,000	—	165,000
Douglas H. Hunt	150,000	6,000	156,000
Brian J. Jennings	155,000	—	155,000
Thomas A. Lockhart	155,000	1,732	156,732
A. Michael Perry	155,000	4,000	159,000
Robert G. Potter	170,000	—	170,000
Theodore D. Sands	160,000	—	160,000
Wesley M. Taylor	160,000	—	160,000

(1)	Amounts shown include amounts that the directors elected to defer, on a discretionary basis, pursuant to our deferred compensation plan for non-employee directors described below. In lieu of equity awards, non-employee directors must defer 50% of the annual retainer into a hypothetical investment in our common stock pursuant to our deferred compensation plan for non-employee directors described below. This policy is intended to align the interests of our directors with the long-term interests of our stockholders by tying a portion of the annual retainer to the performance of our common stock. In addition, non-employee directors must defer 100% of the new director fee into a hypothetical investment in our common stock pursuant to our deferred compensation plan for non-employee directors described below. This policy is intended to quickly align the interests of new directors with the long-term interests of our stockholders by tying a portion of the director’s wealth to the performance of our common stock.

(2)	Amounts shown represent contributions under our director matching gift program.

Deferred Compensation Plan.  Our board of directors has adopted a deferred compensation plan for non-employee directors. Under the plan, non-employee directors may choose to defer receipt of any or all of the compensation paid to them in a cash account that mirrors the gains and/or losses of a number of different investment funds, one of which is a hypothetical investment in shares of our common stock. Non-employee directors must defer 50% of the annual retainer and 100% of the new director fee into a hypothetical investment in our common stock in order to more closely align the interests of our directors with the long-term interests of our stockholders. We credit each non-employee director’s account with the number of units equal to the number of shares or units that the non-employee director could purchase or receive with the amount of compensation deferred under the plan on the date we credit the non-employee director’s account, based upon the fair market value of the underlying investment on that date.

When a director terminates his or her service as a director, we will pay the amount of compensation deferred under the plan to the director (or to his or her designated beneficiary in the event of death) in annual installments or in a lump sum, at the director’s election. The amount we pay will be based on the number of units credited to each director’s account, valued on the basis of the fair market value of an equivalent number of shares or units of the underlying investment on the date payment occurs. We may also pay a director the amount of compensation deferred under the plan prior to the termination of a director’s service as a director if the board of directors determines that the director has a demonstrated financial hardship.

Other Compensation Arrangements.  In addition to the compensation elements described above, we sponsor a director matching gift program. Under our matching gift program, we donate $2.00 for each dollar contributed by a director to accredited institutions of higher education up to a maximum of $6,000 each year. We have included the matching gifts paid on behalf of each of our non-employee directors for 2009 in the table above. We have included the matching gifts paid on behalf of Mr. Leer in the column titled “All Other Compensation” in the Summary Compensation Table. During 2009, we did not pay any matching gifts on behalf of Mr. Eaves. We reimburse each director for their travel expenses incurred in connection with attendance at board and committee meetings and other matters related to service on our board of directors and for the costs of attending continuing education seminars. We also pay the premiums for directors’ liability insurance and travel accident insurance for each director. These amounts are not included in the table above since they are deemed to be business-related payments and not perquisites. We do not maintain a directors’ retirement plan, and non-employee directors do not participate in our health, welfare or benefit plans.

Stock Ownership Guidelines.  In order to more closely align the interests of our non-employee directors with the long-term interests of our stockholders and in lieu of granting equity awards to our directors, our board of directors has adopted stock ownership guidelines for non-employee directors. The guidelines establish a goal for each of our non-employee directors to own a number of shares of our common stock equal in value to five times the portion of the annual retainer that the directors are not required to defer, or $300,000. Each non-employee director is expected to satisfy this goal by April 27, 2011 or, if elected after April 27, 2006, within five years of becoming a director. As of December 31, 2009, each of the non-employee directors who has been on our board of directors for at least five years satisfied the stock ownership goal adopted by the board of directors. You should see the table under the heading “Security Ownership of Directors and Executive Officers” for more information about the beneficial ownership of our common stock by our non-employee directors.

PERSONNEL AND COMPENSATION COMMITTEE REPORT

The Personnel and Compensation Committee is comprised entirely of independent directors and has the responsibility for reviewing and recommending changes in our executive compensation policies and programs to the board of directors. The committee also reviews and makes recommendations for all compensation payments to our chief executive officer and other executives, which are approved by the board of directors as a whole.

The Personnel and Compensation Committee has reviewed and met with management to discuss the disclosures contained in the section of this proxy statement entitled “Executive and Director Compensation — Compensation Discussion and Analysis”. Based on that review and discussions with management, the Personnel and Compensation Committee recommended to the board of directors, and the board of directors approved, including the disclosures contained in the section entitled “Compensation Discussion and Analysis” in this proxy statement and, by incorporating that section by reference, in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Personnel and Compensation Committee
Robert G. Potter, Chairman
Frank M. Burke
Douglas H. Hunt
Thomas A. Lockhart
Theodore D. Sands
Wesley M. Taylor

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Management is primarily responsible for the financial statements and reporting process, including the systems of internal controls, while the independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed the Company’s audited consolidated financial statements and has met with and held discussions with management, our internal auditors and with Ernst & Young, LLP, the Company’s independent registered public accounting firm, to discuss those financial statements and related matters. The Audit Committee reviewed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met, at least quarterly, with the auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also reviewed with the independent auditors their judgment as to the quality and the appropriateness of the Company’s accounting principles and financial controls and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter proscribed by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence, including those matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee considered whether the performance by Ernst & Young LLP of non-audit services was compatible with their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors approved, including the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission. The Audit Committee has retained Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010.

While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

Audit Committee
Frank M. Burke, Chairman
James R. Boyd
Patricia F. Godley
Brian J. Jennings
Thomas A. Lockhart
A. Michael Perry
Robert G. Potter

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of February 22, 2010, information concerning the beneficial ownership of our common stock by each director, each of the executives named in this proxy statement and all current directors and executive officers as a group. Under rules of the Securities and Exchange Commission, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Each person reflected in the table below has both sole voting and investment power with respect to the shares included in the table, except as described in the footnotes below:

	Number of
	Actual Shares	Options	Amount			Other
	Owned	Exercisable	and Nature			Stock-	Total
	Directly or	Within 60	of Beneficial	Percent		Based	Stock-Based
Name of Beneficial Owner	Indirectly(1)	Days(2)	Ownership	of Class		Items(3)	Ownership

James R. Boyd, Director(4)	87,090	—	87,090		*	89,070	176,160
Frank M. Burke, Director(4)	100,000	—	100,000		*	42,212	142,212
John W. Eaves, President, Chief Operating Officer and Director	224,393	334,122	558,515		*	21,700	580,215
Patricia F. Godley, Director	1,000	—	1,000		*	28,822	29,822
Douglas H. Hunt, Director(4)	22,000	—	22,000		*	53,410	75,410
Brian J. Jennings, Director	—	—	—		*	19,038	19,038
Steven F. Leer, Chairman and Chief Executive Officer(4)	509,399	707,134	1,216,533		*	32,550	1,249,083
Thomas A. Lockhart, Director	200	—	200		*	17,877	18,077
A. Michael Perry, Director	12,588	—	12,588		*	26,729	39,317
Robert G. Potter, Director(4)	21,000	—	21,000		*	47,802	68,802
Theodore D. Sands, Director	25,000	—	25,000		*	39,363	64,363
Wesley M. Taylor, Director	15,636	—	15,636		*	13,769	29,405
John T. Drexler, Senior Vice President and Chief Financial Officer	2,917	48,728	51,645		*	1,842	53,487
Paul A. Lang, Senior Vice President, Operations	56,566	102,150	158,716		*	—	158,716
David N. Warnecke, Vice President-Marketing and Trading	27,534	106,750	134,284		*	2,966	137,250
All of our directors and executive officers as a group (20 persons)	1,320,343	1,843,410	3,163,753	2.0%		449,787	3,613,540

*	Less than one percent of the outstanding shares.

(1)	Includes, for executive officers, shares of restricted stock, shares of our common stock that the executives have elected to defer under our deferred compensation plan for executive officers and indirect interests in shares of our common stock held under our defined contribution plan.

(2)	Represents shares of our common stock that could be acquired by exercising stock options through April 22, 2010.

(3)	Includes, for directors, indirect interests in shares of our common stock held under our deferred compensation plan for non-employee directors. Includes, for executive officers, unvested restricted stock units awarded to executives under our equity-based compensation plans and indirect interests in shares of our common stock held under our deferred compensation plan for executive officers. While restricted stock units and indirect interests in shares of our common stock under our deferred compensation plans may not be voted or transferred, we have included them in the table as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock.

(4)	Includes, for Mr. Boyd, 2,090 shares and, for Mr. Leer, 2,020 shares held jointly with such person’s spouse and for which such person shares voting and investment power. Includes, for Mr. Burke, 40,000 shares held by Burke, Mayborn Co., Ltd. for which Mr. Burke has voting and investment power and 60,000 shares held in Mr. Burke’s SEP-IRA account for which Mr. Burke has sole voting and investment power. Includes, for Mr. Hunt, 145,100 shares held by the Lyda Hunt-Herbert Trusts — Douglas Herbert Hunt under which Mr. Hunt is a beneficiary but for which Mr. Hunt has no voting or investment power. Includes, for Mr. Potter, 16,500 shares held by the Robert G. Potter Trust dated 11/05/92, Robert G. Potter, as trustee, for which Mr. Potter has voting and investment power and 1,000 shares held by Mr. Potter’s spouse.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows all persons or entities that we know were “beneficial owners” of more than five percent of our common stock on February 22, 2010.

	Amount and Nature of		Percent
Name and Address of Beneficial Owner	Beneficial Ownership		of Class

FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	22,817,263	(1)	14.0%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	15,021,034	(2)	9.2%
Capital World Investors 333 South Hope Street Los Angeles, California 90071	8,376,168	(3)	5.2%

(1)	Based on its filings with the Securities and Exchange Commission, Fidelity Management & Research Company, a subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 21,582,318 shares of our common stock as a result of acting as investment advisor to various investment companies registered under the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Management & Research Company, each has sole power to dispose of the 21,582,318 shares of common stock. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ board of trustees.

Strategic Advisers, Inc., a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, provides investment advisory services to individuals. Strategic Advisers, Inc. is the beneficial owner of 6,620 shares of our common stock. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 292,260 shares of our common stock. FIL Limited and various foreign-based subsidiaries of FMR LLC provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL Limited, which is a qualified institution under Rule 13d-1(b)(1)(ii), is the beneficial owner of 936,065 shares of our common stock. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, or trusts for their benefit, own shares of voting stock of FIL Limited with the right to cast approximately 47% of the total votes which may be cast by all such holders.

(2)	Based on its filings with the Securities and Exchange Commission, BlackRock, Inc. has the sole voting power and sole dispositive power over 15,021,034 shares of our common stock.

(3)	Based on its filings with the Securities and Exchange Commission, Capital World Investors is the beneficial owner of 8,276,168 shares of our common stock as a result of acting as investment advisor to various investment companies registered under the Investment Company Act of 1940. Capital World Investors has the sole voting power over 2,000,000 shares of our common stock and the sole dispositive power over 8,376,168 shares of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons beneficially holding more than ten percent of our common stock to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. The Securities and Exchange Commission has established specific due dates for these reports, and we are required to report in this proxy statement any failure to file by these dates. Based solely on a review of the copies of the reports furnished to us and written representations that no other such statements were required, we believe that all such reports of our directors and executive officers were filed on a timely basis.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

If you wish to submit proposals for possible inclusion in our 2011 proxy materials, we must receive them at our principal executive offices no later than the close of business on November 19, 2010. Proposals should be addressed to Robert G. Jones, Senior Vice President-Law, General Counsel and Secretary, Arch Coal, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141.

If you wish to nominate directors and/or propose proper business from the floor for consideration at the 2011 annual meeting of stockholders, our bylaws provide that:

•	you must notify our secretary in writing;

•	your notice must have been received at our headquarters not earlier than January 29, 2011 and not later than February 18, 2011; and

•	your notice must contain the specific information required in our bylaws.

We will send copies of these requirements to any stockholder who writes to us requesting this information. Please note that these three requirements apply only to matters that you wish to bring before your fellow stockholders at the 2011 annual meeting of stockholders without submitting them for possible inclusion in our 2011 proxy materials.

INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be held on April 22, 2010

The notice of annual meeting, proxy statement and our 2009 annual report may be viewed online under “Annual Reports” in the Investors section of our website at http://investor.archcoal.com/annuals.cfm. Information on our website does not constitute part of this proxy statement. You may find more information about the date, time and location of the annual meeting of stockholders, as well as the items to be voted on by stockholders at the annual meeting, in the section of this proxy statement entitled “Proxy and Voting Information”. There, you will also find information about attending the annual meeting and voting your proxy, including where you may find the individual control numbers necessary to vote your shares by telephone or over the Internet.

If you are a stockholder of record and are interested in receiving future proxy statements and annual reports electronically, you should contact our transfer agent by accessing your account at amstock.com and selecting “Shareholder Account Access.” If you hold shares of our common stock through a broker, bank or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.

PROXY SOLICITATION

We are paying the cost of preparing, printing, and mailing these proxy materials. We will reimburse brokerage firms, banks and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions.

Proxies will be solicited by mail and also may be solicited by our executive officers and other employees personally, by telephone or by electronic means, but such persons will not be specifically compensated for such services. It is contemplated that brokerage firms, banks, custodians, fiduciaries and other nominees will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and we will reimburse them for their reasonable expenses incurred. If we decide to retain a proxy solicitor, we will pay the fees charged by the proxy solicitor.

DIRECTIONS TO THE ANNUAL MEETING

From downtown St. Louis: Take Highway 40 West approximately 14 miles to Interstate 270 North (Exit #25). Continue approximately two miles on Interstate 270 North to Olive Boulevard (Exit #14). Take Olive Boulevard East one mile to CityPlace Drive. Turn North on CityPlace Drive and continue to our headquarters at CityPlace One.

From Lambert International Airport: Take Highway 70 West approximately three miles to Interstate 270 South (Exit #232). Continue approximately six miles on Interstate 270 South to Olive Boulevard (Exit #14). Take Olive Boulevard East one mile to CityPlace Drive. Turn North on CityPlace Drive and continue to our headquarters at CityPlace One.

By order of the Board of Directors,
Robert G. Jones
Senior Vice President — Law, General Counsel and Secretary

March 22, 2010

Appendix A

ARCH COAL, INC.
1997 STOCK INCENTIVE PLAN
(As Amended and Restated on January 1, 2010)

SECTION 1
Statement of Purpose

1.1.	The Arch Coal, Inc. 1997 Stock Incentive Plan (the “Plan”) has been established by Arch Coal, Inc. in order to:

(a)	attract and retain executive, managerial and other salaried employees, as well as non-employee Directors;

(b)	motivate Participants, by means of appropriate incentives, to achieve long-range goals;

(c)	provide incentive compensation opportunities that are competitive with those of other major corporations; and

(d)	further identify a Participant’s interests with those of the Company’s other stockholders through compensation based on the Company’s common stock; thereby promoting the long-term financial interest of the Company and its Related Companies, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.

SECTION 2
Definitions

2.1.	Unless the context indicates otherwise, the following terms shall have the meaning set forth below:

(a)	Acquiring Corporation. The term “Acquiring Corporation” shall mean the surviving, continuing successor or purchasing corporation in an acquisition or merger with the Company in which the Company is not the surviving corporation.

(b)	Award. The term “Award” shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, Merit Awards, Phantom Stock Awards and Stock acquired through purchase under Section 12.

(c)	Award Agreement. The term “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which shall not become effective until executed or acknowledged by a Participant.

(d)	Board. The term “Board” shall mean the Board of Directors of the Company acting as such but shall not include the Committee or other committees of the Board acting on behalf of the Board.

(e)	Cause. The term “Cause” shall mean (a) the continued failure by the Participant to substantially perform his or her duties with the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness), or (b) the engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

(f)	Change in Control. A “Change in Control” shall be deemed to have occurred upon any of the following events: (1) consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger in which the holders of the Stock immediately prior to the merger will have more than 50% of the ownership of common stock of the surviving corporation immediately after the merger, (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, (3) adoption of any plan or proposal for the liquidation or dissolution of the Company, or (4) when any “person” (as defined in Section 13(d) of the Exchange Act), other than a Significant Stockholder, or any subsidiary of the Company or employee benefit plan or trust maintained by the Company or any of its subsidiaries, shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 20% of the Stock outstanding at the time, without the prior approval of the Board.

(g)	Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(h)	Committee. The term “Committee” means the Personnel & Compensation Committee of the Board.

(i)	Company. The term “Company” means Arch Coal, Inc., a Delaware corporation.

(j)	Date of Termination. A Participant’s “Date of Termination” shall be the date on which his or her employment or service with all Employer and Related Companies terminates for any reason; provided that, for purposes of this Plan only, a Participant’s employment or service shall not be considered terminated by reason of the Participant’s leave of absence from an Employer or a Related Company that is approved in advance by the Participant’s Employer. Notwithstanding the above, to the extent any Award constitutes nonqualified deferred compensation which is subject to the limitations and restrictions of Code Section 409A, a Participant’s “Date of Termination” shall be the date he or she has a separation from service as determined in accordance with the rules promulgated under Code Section 409A and the resolutions of the Board regarding such determination.

(k)	Director. The term “Director” shall mean a member of the Board of Directors of the Employer.

(l)	Disability. Except as otherwise provided by the Committee, a Participant shall be considered to have a “Disability” during the period in which he or she is unable, by reason of a medically determined physical or mental impairment, to carry out his or her duties with an Employer, which condition, in the discretion of the Committee, shall generally be an event which qualifies as a “long term disability” under applicable long term disability benefit programs of the Company.

(m)	Employee. The term “Employee” shall mean a person with an employment relationship with an Employer.

(n)	Employer. The Company and each Subsidiary which, with the consent of the Company, participates in the Plan for the benefit of its eligible Employees and Directors are referred to collectively as the “Employers” and individually as an “Employer”.

(o)	Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)	Exercise Price. The term “Exercise Price” means (1) with respect to each share of Stock subject to an Option, the price fixed by the Committee in the applicable Award Agreement at which such share may be purchased from the Company pursuant to the exercise of such Option, which price at no time may be less than 100% of the Fair Market Value of the Stock on the date the Option is granted, except as permitted and contemplated by Section 21 of the Plan, and (2) with respect to each share of Stock subject to a Stock Appreciation Right, the price as specified in accordance with Section 7.1(b) of the Plan.

(q)	Fair Market Value. The “Fair Market Value” of the Stock on any given date shall be the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, of the Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Stock is listed or admitted to trading or, if the Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price on such date or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the Stock is not quoted by any such organization, the average of the closing bid and asked prices on such date as furnished by a professional market maker making a market in the Stock. If the Stock is not publicly held or so listed or publicly traded, “Fair Market Value” per share of Stock shall mean the Fair Market Value per share as reasonably determined by the Committee.

(r)	Immediate Family. With respect to a particular Participant, the term “Immediate Family” shall mean, whether through consanguinity or adoptive relationships, the Participant’s spouse, children, stepchildren, siblings and grandchildren.

(s)	Incentive Stock Option. The term “Incentive Stock Option” shall mean any Incentive Stock Option granted under the Plan.

(t)	Merit Award. The term “Merit Award” shall mean any performance-based Award granted under Section 10 or Section 11 of the Plan or any other performance-based Award other than Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights.

(u)	Non-Employee Director. The term “Non-Employee Director” shall mean a person who qualifies as such under Rule 16b-3(b)(3) under the Exchange Act or any successor provision, and who also qualifies as an “outside director” under Section 162(m) of the Code.

(v)	Non-Qualified Stock Option. The term “Non-qualified Stock Option” shall mean any Non-Qualified Stock Option granted under the Plan.

(w)	NYSE. The term “NYSE” refers to the New York Stock Exchange, Inc.

(x)	Option. The term “Option” shall mean any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

(y)	Participant. The term “Participant” means an Employee or Director who has been granted an award under the Plan.

(z)	Performance-Based Compensation. The term “Performance-Based Compensation” shall have the meaning ascribed to it in Section 162(m)(4)(C) of the Code.

(aa)	Performance Goals. The term “Performance Goals” means the goals established by the Committee under an Award which, if met, will entitle the Participant to payment under such Award and will qualify such payment as “Performance-Based Compensation” as that term is used in Code Section 162(m)(4)(C). Such goals will be based upon such specified levels of achievement as the Committee may from time to time determine with respect to one or more of the following: operating income; net income; debt reduction; earnings per share; cash flow; cost reduction; earnings before interest, taxes, depreciation and amortization (EBITDA); environmental compliance; safety performance; production rates; operating cost per ton; total shareholder return; financial return measures; provided, any one of which may be measured with respect to the Company or any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to another company or companies, or an index established or designed by the Committee.

(bb)	Performance Period. The term “Performance Period” shall mean the period over which applicable performance is to be measured.

(cc)	Performance Stock. The term “Performance Stock” shall have the meaning ascribed to it in Section 10 of the Plan.

(dd)	Performance Units. The term “Performance Units” shall have the meaning ascribed to it in Section 11 of the Plan.

(ee)	Phantom Stock Award. The term “Phantom Stock Award” shall mean any Phantom Stock Award granted under the Plan.

(ff)	Plan. The term “Plan” shall mean this Arch Coal, Inc. 1997 Stock Incentive Plan as the same may be from time to time amended or revised.

(gg)	Related Companies. The term “Related Companies’ means any Significant Stockholder and their subsidiaries; and any other company during any period in which it is a Subsidiary or a division of the Company, including any entity acquired by, or merged with or into, the Company or a Subsidiary.

(hh)	Restricted Period. The term “Restricted Period” shall mean the period of time for which shares of Restricted Stock or Restricted Stock Units are subject to forfeiture pursuant to the Plan or during which Options and Stock Appreciation Rights are not exercisable.

(ii)	Restricted Stock. The term “Restricted Stock” shall have the meaning ascribed to it in Section 8 of the Plan.

(jj)	Restricted Stock Units. The term “Restricted Stock Units” shall have the meaning ascribed to it in Section 9 of the Plan.

(kk)	Retirement. “Retirement” of a Participant shall occur when a Participant’s Date of Termination occurs on or after the date on which the Participant attains age 55 and such Participant has not been terminated for Cause.

(ll)	SEC. “SEC” means the Securities and Exchange Commission.

(mm)	Significant Stockholder. The term “Significant Stockholder” shall mean any shareholder of the Company who, immediately prior to the Effective Date, owned more than 5% of the common stock of the Company.

(nn)	Stock. The term “Stock” shall mean shares of common stock, $.01 par value per share, of the Company.

(oo)	Stock Appreciation Rights. The term “Stock Appreciation Rights” shall mean any Stock Appreciation Right granted under the Plan.

(pp)	Subsidiary. The term “Subsidiary” shall mean any present or future subsidiary corporation of the Company within the meaning of Code Section 424((f).

(qq)	Tax Date. The term “Tax Date” shall mean the date a withholding tax obligation arises with respect to an Award.

SECTION 3
Eligibility

3.1.	Subject to the discretion of the Committee and the terms and conditions of the Plan, the Committee shall determine and designate from time to time, the Employees, Directors or other persons as contemplated by Section 21 of the Plan who will be granted one or more Awards under the Plan.

SECTION 4
Operation and Administration

4.1.	The Plan, as amended and restated herein, has been adopted by the Board to be effective as of January 1, 2010, subject to approval by the shareholders of the Company. To the extent required pursuant to Section 162(m) of the Code, the Plan shall be resubmitted to shareholders for reapproval no later than at the first shareholders’ meeting that occurs during the fifth year following the year of the initial approval and thereafter at five year intervals, in each case, as may be required to qualify any Award hereunder as Performance-Based Compensation. The Plan shall be unlimited in duration and remain in effect until termination by the Board; provided however, that no Incentive Stock Option may be granted under the Plan after January 1, 2020.

4.2.	Plenary authority to administer, manage and control the operation and administration of the Plan shall be vested in the Committee, which authority shall include, but shall not be limited to:

(a)	Subject to the provisions of the Plan, the authority and discretion to select Employees and Directors to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective Employee or Director, his or her present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.

(b)	Subject to the provisions of the Plan, the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation as described in Code Section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(c)	The authority and discretion to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to make all other determinations that it deems necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award, in each case, in the manner and to the extent the Committee deems necessary or advisable to carry it into effect.

4.3.	Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Provided, however, that except as otherwise permitted under Treasury Regulation 1.162-27(e)(2)(iii)(C), the Committee may not increase any Award once made if payment under such Award is intended to constitute Performance-Based Compensation.

4.4.	The Committee may only act at a meeting by unanimous consent if comprised of two members, and otherwise by a majority of its members. Any determination of the Committee may be made without a meeting by the unanimous written consent of its members. In addition, the Committee may authorize one or more of its members or any officer of an Employer to execute and deliver documents and perform other administrative acts pursuant to the Plan.

4.5	No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or gross misconduct. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against, the Committee or its members or authorized delegates by reason of the performance of any action pursuant to the Plan if the Committee or its members or authorized delegates did not act in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance policy, contract with the indemnitee or the Company’s By-laws.

4.6.	Notwithstanding any other provision of the Plan to the contrary, but without giving effect to Awards made pursuant to Section 21, the maximum number of shares of Stock with respect to which any Participant may receive any Award of (i) an Option or a Stock Appreciation Right under the Plan during any calendar year is 350,000; (ii) the maximum number of shares with respect to which any Participant may receive Awards of Restricted Stock or Restricted Stock Units during any calendar year is 100,000; (iii) the maximum number of shares with respect to which any Participant may receive Merit Awards during any calendar year is 200,000; and (iv) the maximum number of shares or cash value with respect to which any Participant may receive other Awards during any calendar year is 100,000 or $3,000,000, respectively (including the Awards described in Sections 4.6(i) through 4.6(iii), which may be further granted pursuant to this Section 4.6(iv)).

4.7.	To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to “Performance-Based Compensation”, as that term is used in Code Section 162(m)(4)(C), it may, at or prior to the time an Award is granted, establish Performance Goals for a particular Performance Period. If the Committee establishes Performance Goals for a Performance Period, it may approve a payment from that particular Performance Period upon attainment of the Performance Goal.

SECTION 5
Shares Available Under the Plan

5.1.	The shares of Stock with respect to which Awards may be made under the Plan shall be shares of currently authorized but unissued or treasury shares acquired by the Company, including shares purchased in the open market or in private transactions. Subject to the provisions of Section 16, the total number of shares of Stock available for grant of Awards shall not exceed 22,500,000 shares of Stock. Except as otherwise provided herein, if any Award shall expire or terminate for any reason without having been exercised in full, the unissued shares of Stock subject thereto (whether or not cash or other consideration is paid in respect of such Award) shall again be available for the purposes of the Plan. Any shares of Stock which are used as full or partial payment to the Company upon exercise of an Award shall be available for purposes of the Plan.

SECTION 6
Options

6.1.	The grant of an “Option” under this Section 6 entitles the Participant to purchase shares of Stock at a price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Section 6. Options granted under this Section 6 may be either Incentive Stock Options or Non-Qualified Stock Options, and subject to Subsection 6.6 and Sections 15 and 20, shall not be exercisable for at least six months from the date of grant, as determined in the discretion of the Committee. An “Incentive Stock Option” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code. A “Non-Qualified Option” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.

6.2.	The Committee shall designate the Employees and Directors to whom Options are to be granted under this Section 6 and shall determine the number of shares of Stock to be subject to each such Option. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options, but only to the extent required by Section 422 of the Code.

6.3.	The determination and payment of the purchase price of a share of Stock under each Option granted under this Section shall be subject to the following terms of this Subsection 6.3:

(a)	The purchase price shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that in no event shall the price per share be less than the Fair Market Value per share on the date of the grant except as otherwise permitted by Section 21 of the Plan;

(b)	The full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto; and

(c)	The purchase price shall be paid either in cash, in shares of Stock (valued at Fair Market Value as of the day of exercise), through a combination of cash and Stock (so valued) or through such cashless exercise arrangement as may be approved by the Committee and established by the Company.

6.4.	Except as otherwise expressly provided in the Plan, an Option granted under this Section 6 shall be exercisable in accordance with the following terms of this Subsection 6.4.

(a)	The terms and conditions relating to exercise of an Option shall be established by the Committee and shall be set forth in the applicable Award Agreement, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Option, or achievement of Stock ownership objectives by the Participant. No Option may be exercised by a Participant after the expiration date applicable to that Option.

(b)	The exercise of an Option will result in the surrender of the corresponding rights under a tandem Stock Appreciation Right, if any.

6.5.	The exercise period of any Option shall be determined by the Committee and shall be set forth in the applicable Award Agreement but the term of any Option shall not extend more than ten years after the date of grant.

SECTION 7
Stock Appreciation Rights

7.1.	Subject to the terms of this Section 7, a Stock Appreciation Right granted under the Plan entitles the Participant to receive, in cash or Stock (as determined in accordance with Subsection 7.4), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) a specified price which shall not be less than 100% of the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, or, if granted in tandem with an Option, the exercise price with respect to shares under the tandem Option.

7.2.	Subject to the provisions of the Plan, the Committee shall designate the Employees and Directors to whom Stock Appreciation Rights are to be granted under the Plan, shall determine the exercise price or a method by which the price shall be established with respect to each such Stock Appreciation Right, and shall determine the number of shares of Stock on which each Stock Appreciation Right is based. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option. If a Stock Appreciation Right is granted in connection with an Option then, in the discretion of the Committee, the Stock Appreciation Right may, but need not, be granted in tandem with the Option.

7.3.	The exercise of Stock Appreciation Rights shall be subject to the following:

(a)	If a Stock Appreciation Right is not in tandem with an Option, then the Stock Appreciation Right shall be exercisable in accordance with the terms established by the Committee in connection with such rights and as set forth in the applicable Award Agreement but, subject to Sections 15 and 20, shall not be exercisable for six months from the date of grant and the term of any Stock Appreciation Right shall not extend more than ten years from the date of grant; and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Stock Appreciation Rights, or achievement of objectives relating to Stock ownership by the Participant; and

(b)	If a Stock Appreciation Right is in tandem with an Option, then the Stock Appreciation Right shall be exercisable only at the time the tandem Option is exercisable and the exercise of the Stock Appreciation Right will result in the surrender of the corresponding rights under the tandem Option.

7.4.	Upon the exercise of a Stock Appreciation Right, the value to be distributed to the Participant, in accordance with Subsection 7.1, shall be distributed in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination of Stock or cash, in the discretion of the Committee.

SECTION 8
Restricted Stock

8.1.	Subject to the terms of this Section 8, Restricted Stock Awards under the Plan are grants of Stock to Participants, the vesting of which is subject to certain conditions established by the Committee and set forth in the applicable Award Agreement, with some or all of those conditions relating to events (such as continued service or satisfaction of performance criteria) occurring after the date of the grant of the Award, provided, however, that to the extent that vesting of a Restricted Stock Award is contingent on continued service, the required service period shall generally (unless otherwise determined by the Committee) not be less than one year following the grant of the Award unless such grant is in substitution for an Award under this Plan or a predecessor plan of the Company or a Related Company. To the extent, if any, required by the General Corporation Law of the State of Delaware, a Participant’s receipt of an Award of newly issued shares of Restricted Stock shall be made subject to payment by the Participant of an amount equal to the aggregate par value of such newly issued shares of Stock.

8.2.	The Committee shall designate the Employees and Directors to whom Restricted Stock is to be granted, and the number of shares of Stock that are subject to each such Award. The Award of shares under this Section 8 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

8.3.	Shares of Restricted Stock granted to Participants under the Plan shall be subject to the following terms and conditions:

(a)	Restricted Stock granted to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period;

(b)	The Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided in the Award Agreement or as provided by the Plan, the right to receive all dividends and other distributions paid on such shares.

(c)	Each certificate issued in respect of shares of Restricted Stock granted under the Plan shall be registered in the name of the Participant but, at the discretion of the Committee, each such certificate may be deposited with the Company with a stock power endorsed in blank or in a bank designated by the Committee;

(d)	The Committee may award Restricted Stock as Performance-Based Compensation, which shall be Restricted Stock that will be earned (or for which earning is accelerated) upon the achievement of Performance Goals established by the Committee and the Committee may specify the number of shares that will be earned upon achievement of different levels of performance; except as otherwise provided by the Committee, achievement of maximum targets during the Performance Period shall result in the Participant’s earning of the full amount of Restricted Stock comprising such Performance-Based Compensation and, in the discretion of the Committee, achievement of the minimum target but less than the maximum target, the Committee may result in the Participant’s earning of a portion of the Award; and

(e)	Except as otherwise provided by the Committee and set forth in the applicable Award Agreement, any Restricted Stock which is not earned by the end of a Restricted Period or Performance Period, as the case may be, shall be forfeited. If a Participant’s Date of Termination occurs prior to the end of a Restricted Period or Performance Period, as the case may be, the Committee may determine, in its sole discretion, that the Participant will be entitled to settlement of all or any portion of the Restricted Stock as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock or make such other adjustments as the Committee, in its sole discretion, deems desirable. Subject to the limitations of the Plan and the Award of Restricted Stock, upon the vesting of Restricted Stock, such Restricted Stock will be transferred free of all restrictions to the Participant (or his or her legal representative, beneficiary or heir).

SECTION 9
Restricted Stock Units

9.1.	Subject to the terms of this Section 9, a Restricted Stock Unit entitles a Participant to receive shares for the units at the end of a Restricted Period, or at a later date if distribution has been deferred, to the extent provided by the Award with the vesting of such units to be contingent upon such conditions as may be established by the Committee and set forth in the Award Agreement (such as continued service or satisfaction of performance criteria) occurring after the date of grant of the Award, provided, however, that to the extent that the vesting of a Restricted Stock Unit is contingent on continued service, the required employment period shall generally not be less than one year following the date of grant of the Award unless such grant is in substitution for an Award under this Plan or a predecessor plan of the Company or a Related Company. Notwithstanding the foregoing, Restricted Stock Units may be settled in the form of Stock, or cash or a combination of both, as the Committee may determine. The amount of any cash to be paid in lieu of shares of Stock shall be determined on the basis of the Fair Market Value of the Stock on the date any such payment is processed. The Award of Restricted Stock Units under this Section 9 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

9.2.	The Committee shall designate the Employees and Directors to whom Restricted Stock Units shall be granted and the number of units that are subject to each such Award. During any period in which Restricted Stock Units are outstanding and have not been settled in Stock, the Participant shall not have the rights of a stockholder, but, in the discretion of the Committee, may be granted the right to receive a payment from the Company in lieu of a dividend in an amount equal to any cash dividends that might be paid during the Restricted Period.

9.3	Except as otherwise provided by the Committee, any Restricted Stock Unit which is not earned by the end of a Restricted Period shall be forfeited. If a Participant’s Date of Termination occurs prior to the end of a Restricted Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all, any portion, or none of the Restricted Stock Units as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock Units or make such other adjustments as the Committee, in its sole discretion, deems desirable.

9.4	Notwithstanding anything to the contrary in this Section 9, an election to defer receipt of shares at the end of a Restricted Period may be made by a Participant only in accordance with the terms of a separate written nonqualified deferred compensation plan sponsored by the Company and only to the extent made in accordance with the election timing rules under Code Section 409A. Unless otherwise subject to such a deferral election, Restricted Stock Units shall be settled on or after the last day of the Restricted Period set forth in the Award Agreement, but in no event later than the March 15th of the calendar year following the calendar year in which the Restricted Period ends. Any acceleration of the settlement of a Restrict Stock Unit Award described in Section 9.3 shall be made only to the extent permissible under Code Section 409A.

SECTION 10
Performance Stock

10.1.	Subject to the terms of this Section 10, an Award of Performance Stock provides for the distribution of Stock to a Participant upon the achievement of performance objectives, which may include Performance Goals, established by the Committee and set forth in the applicable Award Agreement.

10.2.	The Committee shall designate the Employees and Directors to whom Awards of Performance Stock are to be granted, and the number of shares of Stock that are subject to each such Award. The Award of shares of Performance Stock under this Section 10 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

10.3.	Except as otherwise provided by the Committee and set forth in the applicable Award Agreement, any Award of Performance Stock which is not earned by the end of the Performance Period shall be forfeited. If a Participant’s Date of Termination occurs prior to the end of a Performance Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all, any portion, or none of the Performance Stock as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Performance Stock or make such other adjustments as the Committee, in its sole discretion, deems desirable.

10.4	Except as otherwise provided by the Committee under Section 10.3 or in an Award Agreement, settlement of any earned Performance Stock shall occur on or after the last day of the Performance Period, but in no event later than the March 15th of the calendar year following the calendar year in which the Performance Period ends. Any acceleration of the settlement of a Performance Share described in Section 10.3 shall be made only to the extent permissible under Code Section 409A.

SECTION 11
Performance Units

11.1.	Subject to the terms of this Section 11, the Award of Performance Units under the Plan entitles the Participant to receive value for the units at the end of a Performance Period to the extent provided under the Award. The number of Performance Units earned, and value received from them, will be contingent on the degree to which the performance measures set forth in the Award Agreement. are met.

11.2.	The Committee shall designate the Employees and Directors to whom Performance Units are to be granted, and the number of Performance Units to be subject to each such Award.

11.3.	For each Participant, the Committee will determine the value of Performance Units, which may be stated either in cash or in units representing shares of Stock; the performance measures used for determining whether the Performance Units are earned; the Performance Period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the Performance Period, any revision to the performance measures or Performance Period should be made to reflect significant events or changes that occur during the Performance Period; and the number of earned Performance Units that will be settled in cash and/or shares of Stock.

11.4.	Settlement of Performance Units shall be subject to the following:

(a)	The Committee will compare the actual performance to the performance measures established for the Performance Period and determine the number of Performance Units as to which settlement is to be made;

(b)	Settlement of Performance Units earned shall be wholly in cash, wholly in Stock or in a combination of the two, as determined by the Committee, and shall be distributed in the form set forth in the Award Agreement. If the Award Agreement does not provide for a form of payment, payment shall be made in a single lump sum payment. Except as otherwise provided by the Committee under Section 11.5 or in an Award Agreement, settlement of any earned Performance Units shall occur on or after the last day of the Performance Period, but in no event later than the March 15th of the calendar year following the calendar year in which the Performance Period ends. Any acceleration of the settlement of a Performance Unit described in Section 11.5 shall be made only to the extent permissible under Code Section 409A; and

(c)	Shares of Stock distributed in settlement of Performance Units shall be subject to such vesting requirements and other conditions, if any, as the Committee shall determine, including, without limitation, restrictions of the type that may be imposed with respect to Restricted Stock under Section 8.

11.5.	Except as otherwise provided by the Committee and set forth in the applicable Award Agreement, any Award of Performance Units which is not earned by the end of the Performance Period shall be forfeited. If a Participant’s Date of Termination occurs prior to the end of a Performance Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all, any portion, or none of the Performance Units as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Performance Units or make such other adjustments as the Committee, in its sole discretion, deems desirable.

SECTION 12
Stock Purchase Program

12.1.	The Committee may, from time to time, establish one or more programs under which Employees and Directors will be permitted to purchase shares of Stock under the Plan, and shall designate the Employees and Directors eligible to participate under such Stock purchase programs. The purchase price for shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee. The purchase price may not be less than 75% of the Fair Market Value of the Stock at the time of purchase (or, in the Committee’s discretion, the average Stock value over a period determined by the Committee), and further provided that if newly issued shares of Stock are sold, the purchase price may not be less than the aggregate par value of such newly issued shares of Stock.

12.2.	The Committee may impose such restrictions with respect to shares purchased under this Section 12, as the Committee, in its sole discretion, determines to be appropriate. Such restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Restricted Stock under Section 8.

SECTION 13
Stock Awards

13.1.	The Committee may from time to time make an Award of Stock under the Plan to selected Employees or Directors for such reasons and in such amounts as the Committee, in its sole discretion, may determine. The consideration to be paid by an Employee or Director for any such Award, if any, shall be fixed by the Committee from time to time, but, if required by the General Corporation Law of the State of Delaware, it shall not be less than the aggregate par value of the shares of Stock awarded to him or her.

SECTION 14
Phantom Stock Awards

14.1.	The Committee may make Phantom Stock Awards to selected Employees and Directors which may be based solely on the value of the underlying shares of Stock, solely on any earnings or appreciation thereon, or both. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the number of hypothetical or target shares as to which each such Phantom Stock Award is subject and to determine the terms and conditions of each such Phantom Stock Award. There may be more than one Phantom Stock Award in existence at any one time with respect to a selected Employee or Director, and the terms and conditions of each such Phantom Stock Award may differ from each other.

14.2.	The Committee shall establish and shall set forth in the applicable Award Agreement the vesting or performance measures for each Phantom Stock Award on the basis of such criteria and to accomplish such objectives as the Committee may from time to time, in its sole discretion, determine. Such measures may be based on years of service or periods of employment, or the achievement of individual or corporate performance objectives, but shall, in each instance, be based upon one or more of the business criteria as determined pursuant to Section 4.7. The vesting and performance measures determined by the Committee shall be established at the time a Phantom Stock Award is made. Phantom Stock Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as provided in Section 17, during the Performance Period.

14.3.	Settlement of Phantom Stock earned shall be wholly in cash, wholly in Stock or in a combination of the two, as determined by the Committee, and shall be distributed in the form set forth in the Award Agreement. If the Award Agreement does not provide for a form of payment, payment shall be made in a single lump sum payment. Except as otherwise provided by the Committee under Section 14.4 or in an Award Agreement, settlement of any earned Phantom Stock shall occur on or after the last day of the Performance Period, but in no event later than the March 15th of the calendar year following the calendar year in which the Performance Period ends. Any acceleration of the settlement of Phantom Stock described in Section 14.4 shall be made only to the extent permissible under Code Section 409A.

14.4.	Except as otherwise provided by the Committee and set forth in the applicable Award Agreement, any Award of Phantom Stock which is not earned by the end of the Performance Period shall be forfeited. If a Participant’s Date of Termination occurs prior to the end of a Performance Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all or a portion of the Phantom Stock for which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of Phantom Stock or make such other adjustment as the Committee, in its sole discretion, deems desirable.

SECTION 15
Termination of Service

15.1.	If a Participant’s service is terminated by the Participant’s Employer for Cause, all of the Participant’s unvested Awards, including any unexercised Options, shall be forfeited.

15.2.	Except as may be set forth in the applicable Award Agreement, with respect to Awards made prior to July 22, 2004, if a Participant’s Date of Termination occurs by reason of death, Disability or Retirement, all Options and Stock Appreciation Rights outstanding immediately prior to the Participant’s Date of Termination shall immediately become exercisable and shall be exercisable until one year from the Participant’s Date of Termination and thereafter shall be forfeited if not exercised, and all restrictions on any Awards outstanding immediately prior to the Participant’s Date of Termination shall immediately lapse. Except as may be set forth in the applicable Award Agreement, for Awards made after July 22, 2004, if a Participant’s Date of Termination occurs by reason of death or Disability, (i) all unvested Awards outstanding immediately prior to the Participant’s Date of Termination shall continue to vest as if such Participant had remained in the service of the Company and (ii) all vested Options and Stock Appreciation Rights shall remain exercisable and, in each case, such Awards shall be exercisable until one year from the later of the (i) Participant’s Date of Termination or (ii) the vesting date of such Award and thereafter shall be forfeited. Except as may be set forth in the applicable Award Agreement, for Awards made after July 22, 2004, if a Participant’s Date of Termination occurs by reason of Retirement, (i) all unvested Awards outstanding immediately prior to the Participant’s Date of Termination shall be forfeited and (ii) all vested Options and Stock Appreciation Rights shall remain exercisable and shall be exercisable until one year from the Participant’s Date of Termination and thereafter shall be forfeited. Options and Stock Appreciation Rights which are or become exercisable at the time of a Participant’s death may be exercised by the Participant’s designated beneficiary or, in the absence of such designation, by the person to whom the Participant’s rights will pass by will or the laws of descent and distribution.

15.3.	Except as may be set forth in the applicable Award Agreement, for Awards made prior to July 22, 2004, if a Participant’s Date of Termination occurs by reason of Participant’s employment being terminated by the Participant’s Employer for any reason other than Cause, or by the Participant with the written consent and approval of the Participant’s Employer, the Restricted Period shall lapse on a proportion of any Awards outstanding immediately prior to the Participant’s Date of Termination (except that, to the extent that an Award of Restricted Stock, Restricted Stock Units, Performance Units, Performance Stock and Phantom Stock is subject to a Performance Period), such proportion of the Award shall remain subject to the same terms and conditions for vesting as were in effect prior to the Date of Termination and shall be determined at the end of the Performance Period. The proportion of an Award upon which the Restricted Period shall lapse shall be a fraction, the denominator of which is the total number of months of any Restricted Period applicable to an Award and the numerator of which is the number of months of such Restricted Period which elapsed prior to the Date of Termination. Except as may be set forth in the applicable Award Agreement, for Awards made after July 22, 2004, if a Participant’s Date of Termination occurs by reason of Participant’s service being terminated by the Participant’s Employer for any reason other than Cause, or by the Participant with the written consent and approval of the Participant’s Employer, (i) all unvested Awards outstanding immediately prior to the Participant’s Date of Termination shall be forfeited and (ii) all vested Options and Stock Appreciate Rights shall remain exercisable as provided in Section 15.4.

15.4.	Options and Stock Appreciation Rights which are or become exercisable by reason of the Participant’s service being terminated by the Participant’s Employer for reasons other than Cause or by the Participant with the consent and approval of the Participant’s Employer, shall be exercisable until 60 days from the Participant’s Termination Date and shall thereafter be forfeited if not exercised.

15.5.	Except to the extent the Company shall otherwise determine, if, as a result of a sale or other transaction (other than a Change in Control), a Participant’s Employer ceases to be a Related Company (and the Participant’s Employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant’s service being terminated by the Participant’s Employer for a reason other than Cause.

15.6.	Notwithstanding the foregoing provisions of this Section 15, the Committee may, with respect to any Awards of a Participant (or portion thereof) that are outstanding immediately prior to the Participant’s Date of Termination, determine that a Participant’s Date of Termination will not result in forfeiture or other termination of the Award, or may extend the period during which any Options or Stock Appreciation Rights may be exercised, but shall not extend such period beyond the expiration date set forth in the Award. In no event may an Option or Stock Appreciation Right be extended to a date which is more than ten years from the date of grant.

SECTION 16
Adjustments to Shares

16.1.	If the Company shall effect a reorganization, merger, or consolidation, or similar event or effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall appropriately adjust (i) the number of shares of Stock available under the Plan, (ii) the number of shares of Stock available under any individual or other limitations under the Plan, (iii) the number of shares of Stock subject to outstanding Awards and (iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

16.2.	If the Committee determines that an adjustment in accordance with the provisions of Subsection 16.1 would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments, if any, that the Committee reasonably determines are consistent with the purposes of the Plan and/or the affected Awards.

16.3.	To the extent that any reorganization, merger, consolidation, or similar event or any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock hereunder is also accompanied by or related to a Change in Control, the adjustment hereunder shall be made prior to the acceleration contemplated by Section 20.

SECTION 17
Transferability and Deferral of Awards

17.1.	Awards under the Plan are not transferable except by will or by the laws of descent and distribution. To the extent that a Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this Section 17, the Committee may, subject to any restrictions under applicable securities laws, permit Awards under the Plan (other than an Incentive Stock Option) to be transferred by a Participant for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of a Participant’s Immediate Family or to a Partnership comprised solely of members of the Participant’s Immediate Family), subject to such limits as the Committee may establish, provided the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer.

17.2.	The Committee may permit a Participant to elect to defer payment under an Award under such terms and conditions as the Committee, in its sole discretion, may determine; provided that, any such deferral election must be made in accordance with the terms of a separate written nonqualified deferred compensation plan sponsored by the Company and only to the extent made in accordance with the election timing rules under Code Section 409A.

SECTION 18
Award Agreement

18.1.	Each Participant granted an Award pursuant to the Plan shall sign an Award Agreement which signifies the offer of the Award by the Company and the acceptance of the Award by the Participant in accordance with the terms of the Award and the provisions of the Plan. Each Award Agreement shall reflect the terms and conditions of the Award. Participation in the Plan shall confer no rights to continued service with an Employer nor shall it restrict the right of an Employer to terminate a Participant’s service at any time for any reason, not withstanding the fact that the Participant’s rights under this Plan may be negatively affected by such action.

SECTION 19
Tax Withholding

19.1	All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations shall be satisfied (without regard to whether the Participant has transferred an Award under the Plan) by a cash remittance, or with the consent of the Committee, through the surrender of shares of Stock which the Participant owns or to which the Participant is otherwise entitled under the Plan pursuant to an irrevocable election submitted by the Participant to the Company at the office designated for such purpose. The number of shares of Stock needed to be submitted in payment of the taxes shall be determined using the Fair Market Value as of the applicable tax date rounding down to the nearest whole share.

SECTION 20
Change in Control

20.1.	After giving effect to the provisions of Section 16 (relating to the adjustment of shares of Stock), and except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

(a)	All outstanding Options (regardless of whether in tandem with Stock Appreciation Rights) shall become fully exercisable and may be exercised at any time during the original term of the Option;

(b)	All outstanding Stock Appreciation Rights (regardless of whether in tandem with Options) shall become fully exercisable and may be exercised at any time during the original term of the Option;

(c)	All shares of Stock subject to Awards shall become fully vested and be distributed to the Participant; and

(d)	Performance Units may be paid out in such manner and amounts as may be reasonably determined by the Committee.

The accelerated payment of any Award upon a Change in Control as described in this Section 20.1 shall occur only to the extent such payment would not result in an adverse tax consequence to the Participant under Code Section 409A. In addition, Performance Units shall be paid in accordance with the terms of the Award Agreement.

SECTION 21
MERGERS / ACQUISITIONS

21.1	In the event of any merger or acquisition involving the Company and/or a Subsidiary of the Company and another entity which results in the Company being the survivor or the surviving direct or indirect parent corporation of the merged or acquired entity, the Committee may grant Awards under the provisions of the Plan in substitution for awards held by employees or former employees of such other entity under any plan of such entity immediately prior to such merger or acquisition upon such terms and conditions as the Committee, in its discretion, shall determine and as otherwise may be required by the Code to ensure such substitution is not treated as the grant of a new Award for tax or accounting purposes.

21.2	In the event of a merger or acquisition involving the Company in which the Company is not the surviving corporation, the Acquiring Corporation shall either assume the Company’s rights and obligations under outstanding Awards or substitute awards under the Acquiring Corporation’s plans, or if none, securities for such outstanding Awards. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Awards, and without limiting Section 20, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such merger or consolidation, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 21.2 shall be conditioned upon the consummation of the merger or consolidation. Unless otherwise provided in the Plan or the Award, any Awards which are neither assumed by the Acquiring Corporation nor exercised on or prior to the date of the transaction shall terminate effective as of the effective date of the transaction.

SECTION 22
Termination and Amendment

22.1	The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (a) increase the aggregate number of shares of Stock which may be issued under the Plan, (b) change the method of determining the exercise price of Options, other than to change the method of determining Fair Market Value of Stock as set forth in Section 2.1(o) of the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company’s stockholders, except that any such increase or modification that may result from adjustments authorized by Section 16 does not require such approval. No suspension, termination, modification or amendment of the Plan may terminate a Participant’s existing Award or materially and adversely affect a Participant’s rights under such Award without the Participant’s consent. Notwithstanding any provision herein to the contrary, the Board may amend or revise this Plan to comply with applicable laws or governmental regulations.

22.2	Notwithstanding any provision herein to the contrary, the repricing of Options or Stock Appreciation Rights is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (a) changing the terms of an Option or Stock Appreciation Right to lower its Exercise Price; (b) any other action that is treated as a “repricing” under generally accepted accounting principles; and (c) repurchasing for cash or canceling an Option or Stock Appreciation Right at a time when its Exercise Price is greater than the Fair Market Value of the underlying Stock in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 21 above. Such cancellation and exchange as described in clause (c) of the preceding sentence would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

Appendix B

ARCH COAL, INC.

INCENTIVE COMPENSATION PLAN

FOR

EXECUTIVE OFFICERS

Effective: January 1, 2010

ARCH COAL, INC.
INCENTIVE COMPENSATION PLAN
FOR EXECUTIVE OFFICERS

1.	PURPOSE OF THE PLAN

The purpose of the Arch Coal, Inc., Incentive Compensation Plan for Executive Officers (as amended from time to time, the “Plan”) is to provide an opportunity for Executive Officers of Arch Coal, Inc. to earn additional annual cash incentive compensation through the achievement of pre-established performance goals. The Plan, as amended and restated herein, shall be effective as of January 1, 2010.

2.	DEFINITIONS

A.	“Award Opportunities” means the range of potential Payouts established by the Committee, in its discretion, for an Executive Officer during any Plan Year.

B.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

C.	“Committee” means the Personnel & Compensation Committee of the Board of Directors of Arch Coal, Inc.

D.	“Company” means Arch Coal, Inc. and its subsidiaries that fall within the Controlled Group within the meaning of Code section 414(b), (c), (m) or (o).

E.	“Executive Officer” means the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer and each Vice President and other officer of the company selected by the Committee to participate in the Plan.

F.	“Maximum Opportunity” shall be the maximum annual incentive Payout that an Executive Officer is eligible to receive under this Plan.

G.	“Payout” means the amount earned, if any, by an Executive Officer for a Plan Year in accordance with Section 5. A Payout is not earned until it is calculated, then approved by the Committee.

H.	“Performance Measures” means the Company performance objectives approved by the Committee within 90 days of the beginning of each Plan Year. Performance Measures may include, but are not limited to, the following: (i) operating income; (ii) net income; (iii) debt reduction; (iv) earnings per share; (v) cash flow; (vi) cost reduction; (vii) earnings before interest, taxes, depreciation and amortization (EBITDA); (viii) environmental compliance; (ix) safety performance; (x) production rates; (xi) operating cost per ton; (xii) total shareholder return; (xiii) financial return measures. As determined by the Committee, the Performance Measures may be applied (A) to the Company’s stand-alone performance or relative to one or more other companies or indices or (B) to a business unit, geographic region, one or more separately incorporated entities, or the Company as a whole.

I.	“Permanent and Total Disability” means the permanent inability to perform each of the material duties of an individual’s occupation because of an illness, disease or injury.

J.	“Plan Year” means the calendar year.

K.	“Retire” or “Retirement” means voluntary termination of employment at age 55 or older with at least 10 years of service with the Company.

3.	ELIGIBILITY

A.	The Committee may establish, from time to time, Award Opportunities for Executive Officers.

B.	The Committee may, in its discretion, elect to prorate an Award Opportunity for an Executive Officer who begins participating in the Plan after the beginning of a Plan Year based on a ratio, expressed as the percentage of the number of days remaining in the Plan Year on the date the Executive Officer begins participating in the Plan and 365.

C.	Participants will cease to participate in the Plan effective as of the date they no longer hold an Executive Officer position. The Committee may, in its discretion, elect to prorate any Award Opportunity established for an individual who ceases to hold an Executive Officer position for which a Payout has not yet been earned based on a ratio, expressed as the percentage of the number of days elapsed from the beginning of the Plan Year to the date the individual ceases to hold an Executive Officer position and 365.

4.	AWARDS

A.	Within 90 days of the beginning of each Plan Year, the Committee shall determine (i) the Executive Officers who shall be eligible to receive Award Opportunities for such Plan Year, (ii) the Performance Measures applicable to each such Executive Officer’s Award Opportunities and (iii) the formula for computing the amount payable to each Executive Officer if the Performance Measures are achieved (such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and the related Treasury regulations).

B.	The Maximum Opportunity for an Executive Officer for any Plan Year shall not exceed $2,500,000. All Award Opportunities are intended to comply with the exception for “performance-based compensation” under Section 162(m) of the Code and the related Treasury regulations and shall be administered in accordance with Section 162(m) and such regulations. If any Plan provision is found not to be in compliance with Section 162(m) of the Code, that provision shall be deemed modified as necessary to so comply.

5.	PAYOUTS

A.	Payouts shall be calculated and approved by the Committee at the end of each Plan Year based on the Award Opportunities of each Executive Officer and the achievement of the Performance Measures set by the Committee with respect to Executive Officers for the Plan Year. Regardless of the Company’s performance relative to the Performance Measures selected by the Committee for a particular Plan Year but subject to Section 162(m) and related regulations, the Committee shall retain the discretion to approve a Payout that is less than the calculated Payout established by the Committee for an Executive Officer based on such Executive Officer’s individual performance or on such other factors that the Committee determines appropriate. In no event will a reduction of one Executive Officer’s Payout for a Plan Year result in an increase of another Executive Officer’s Payout for the same Plan Year. No Payout to an Executive Officer under this Plan may exceed the Maximum Opportunity established by the Committee for such Executive Officer for such Plan Year. The Committee may, in its discretion, make appropriate adjustments to account for any infrequent or non-recurring items that it determines, in its discretion, are not reflective of the Company’s ongoing operations or the effects of major corporate transactions or other items that the Committee determines, in its discretion, significantly distort the comparability of the Company’s performance against the Performance Measures established by the Committee for a particular Plan Year.

B.	Except with respect to a reduction in force or pursuant to any written agreement between the Company and the Executive Officer, any rights an Executive Officer may have to receive a Payout will be forfeited if the Executive Officer’s employment is terminated or the Executive Officer Retires or ceases to hold an Executive Officer position prior to the date of approval of the Payout. The Committee shall have the discretion to make a Payout notwithstanding termination, Retirement or cessation prior to the date of approval of the Payout but will have no obligation to do so, and no prior payments to others in this regard shall vest any rights in the Employee or entitle him or her to rely on the fact of payment.

C.	The Payout, if any, calculated and approved in accordance with Section 5.A. shall be made by the Company to the Executive Officer within a reasonable period, which in most cases will be thirty (30) days after the Committee’s approval of the Payout. However, in no event will a Payout for a Plan Year be made later than the 15th day of the third month following the last day of the Plan Year. The Company shall deduct from any Payout paid under the Plan the amount of any taxes required to be withheld by the federal or any state or local government.

6.	DEATH OR DISABILITY

In the event an Executive Officer dies or becomes Permanently and Totally Disabled, such Executive Officer or his or her designated beneficiary (or his or her estate in the event he or she dies without previously having designated a beneficiary in writing to the Company) shall be entitled to receive any Payout earned by such Executive Officer that has not yet been paid. In addition, the Committee may, in its discretion, elect to prorate any Award Opportunity established for the Executive Officer but for which a Payout has not yet been earned based on a ratio, expressed as the percentage of the number of days elapsed from the beginning of the Plan Year to the date the Executive Officer dies or becomes Permanently and Totally Disabled and 365. A Payout made in accordance with this Section 6 shall be paid at the time described in Section 5 on the date other Payouts related to the same Plan Year are paid.

7.	AMENDMENT OR TERMINATION OF THE PLAN

The Committee reserves the right to terminate or amend the Plan, in whole or in part, or waive any provision thereof at any time and from time to time, provided that no amendment, termination or waiver shall adversely affect any Payout previously earned by an Executive Officer.

Arch Coal, Inc. One CityPlace Drive St. Louis, Missouri 63141 March 22, 2010 Dear fellow stockholder: The annual meeting of stockholders of Arch Coal, Inc. will be held on April 22, 2010, at 10:00 a.m., Central time, in the lower level auditorium located at One CityPlace Drive, St. Louis, Missouri 63141. It is important that your shares be represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided or vote electronically or by telephone as instructed on the reverse side hereof. ARCH COAL, INC. This proxy is solicited on behalf of the Board of Directors of Arch Coal, Inc. for the annual meeting of stockholders to be held on April 22, 2010 As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned hereby appoints STEVEN F. LEER and ROBERT G. JONES, and each of them, with power of substitution, as the proxy of the undersigned to represent the undersigned and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present at the annual meeting of stockholders of Arch Coal, Inc. to be held at its headquarters at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141, at 10:00 a.m., Central time, on Thursday, April 22, 2010, in the lower level auditorium, and at any adjournments thereof, with all powers the undersigned would possess if present at such meeting on the matters set forth on the reverse side hereof and all other matters properly coming before the meeting. If the undersigned is a participant in the Arch Coal, Inc. Employee Thrift Plan and this proxy card is received on or before April 12, 2010, then this card also provides voting instructions to the trustee of such plan to vote at the annual meeting, and any adjournments thereof, all shares of Arch Coal common stock held in the undersigned’s plan account as specified upon the matters set forth on the reverse side hereof and all other matters properly coming before the meeting. If the undersigned is a participant in one of these plans and does not instruct the trustee by April 12, 2010, then the trustee will vote the undersigned’s plan account shares in proportion to the votes of the other participants in that plan. In addition, the trustee will vote unallocated shares in the plan in direct proportion to voting by allocating shares for which instructions have been received. PLEASE SEE REVERSE SIDE FOR INFORMATION ON VOTING YOUR PROXY BY TELEPHONE OR INTERNET. The Proxies cannot vote your shares unless you vote. YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING YOUR SHARES.

ANNUAL MEETING OF STOCKHOLDERS OF ARCH COAL, INC. April 22, 2010 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting and proxy statement are available at http://investor.archcoal.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. EDM333DDDDDDDDDD1DDD fl DMEE1D THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ARCH COAL, INC. 1997 STOCK INCENTIVE PLAN AND “FOR” THE SECTION 162(M) APPROVAL OF ARCH COAL INC.’S INCENTIVE COMPENSATION PLAN FOR EXECUTIVE OFFICERS . PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: FOR ALL NOMINEES Brian J. Jennings Steven F. Leer Robert G. Potter Theodore D. Sands WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ^ FOR AGAINST ABSTAIN 2. Ratification of the appointment of independent registered public I I I I I I accounting firm >—> >—> >—> 3. Approval of an amendment and restatement of the Arch Coal, Inc. I I I I I I 1997 Stock Incentive Plan ‘—’ ‘—’ ‘—‘ 4. Section 162(m) approval of Arch Coal, Inc.’s Incentive Q Q Q Compensation Plan for Executive Officers This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each nominee, FOR ratification of the appointment of the independent registered public accounting firm, FOR the approval of the amendment and restatement of the Arch Coal, Inc. 1997 Stock Incentive Plan and FOR the Section 162(m) approval of Arch Coal, Inc.’s Incentive Compensation Plan for Executive Officers. The board of directors recommends a vote FOR each nominee, FOR ratification of the appointment of the independent registered public accounting firm, FOR the approval of the amendment and restatement of the Arch Coal, Inc. 1997 Stock Incentive Plan and FOR the Section 162(m) approval of Arch Coal, Inc.’s Incentive Compensation Plan for Executive Officers. Arch Coal, Inc. encourages you to take advantage of the convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return the proxy card. YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY. If you vote over the Internet or by telephone, please do not mail your card. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Please check here if you plan to attend the meeting: Signature of Stockholder Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each ho lder should sign. ^H il h If h i i i l i fll b dl hid ffi ii &n bsp; fll il Date: Signature of Stockholder Date: g n . pp y jy g When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF ARCH COAL, INC. April 22, 2010 PROXY VOTING INSTRUCTIONS INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM ESTthe day before the meeting. MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON — You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting and proxy statement are available at http://investor.archcoal.com Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. EDM333DDDDDDDDDD1DDD fl DMEE1D THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ARCH COAL, INC. 1997 STOCK INCENTIVE PLAN AND “FOR” THE SECTION 162(M) APPROVAL OF ARCH COAL, INC.’S INCENTIVE COMPENSATION PLAN FOR EXECUTIVE OFFICERS . PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: FOR ALL NOMINEES NOMINEES: O Brian J. Jennings O Steven F. Leer O Robert G. Potter O Theodore D. Sands WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ^ FOR AGAINST ABSTAIN 2. Ratification of the appointment of independent registered public I I I I I I accounting firm >—> >—> >—> 3. Approval of an amendment and restatement of the Arch Coal, Inc. I I I I I I 1997 Stock Incentive Plan ‘—’ ‘—’ ‘—‘ 4. Section 162(m) approval of Arch Coal, Inc.’s Incentive Q Q Q Compensation Plan for Executive Officers This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each nominee, FOR ratification of the appointment of the independent registered public accounting firm, FOR the approval of the amendment and restatement of the Arch Coal, Inc. 1997 Stock Incentive Plan and FOR the Section 162(m) approval of Arch Coal, Inc.’s Incentive Compensation Plan for Executive Officers. The board of directors recommends a vote FOR each nominee, FOR ratification of the appointment of the independent registered public accounting firm, FOR the approval of the amendment and restatement of the Arch Coal, Inc. 1997 Stock Incentive Plan and FOR the Section 162(m) approval of Arch Coal, Inc.’s Incentive Compensation Plan for Executive Officers. Arch Coal, Inc. encourages you to take advantage of the convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return the proxy card. YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY. If you vote over the Internet or by telephone, please do not mail your card. Please check here if you plan to attend the meeting: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder ^^ Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. ^H il h If h i i i l i fll b dl hid ffi ii &n bsp; fll il Signature of Stockholder Date: Date: g n . pp y jy g When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.